UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REALBIZ MEDIA GROUP, INC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

7374

(Primary Standard Industrial Classification Code Number)

11-3820796

(I.R.S. Employer Identification No.)

2690 Weston Road, Suite 200

Weston, FL 33331

(954) 888-9779

(Address and telephone number of principal executive offices)

William Kerby

Realbiz Media Group, Inc.

2690 Weston Road, Suite 200

Weston, FL 33331

(Name, address and telephone number of agent for service)

Copy to:

Leslie Marlow, Esq.

Hank Gracin, Esq.

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174
(212) 907-6457

Approximate Date of Proposed Sale to the Public: From time to time after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Security(3)		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	15,195,678	$1.90	(3)	28,871,788	$3,719	(4)

Common stock, par value $0.01 per share.	1,461,483	0.80		1,169,186	151	(5)
	—
	16,657,671			$30,040,097	$3,870

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of our Common Stock as may be issuable with respect to the shares being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	16,657,671 shares of common stock are to be offered by the Selling Stockholders named herein and were acquired in connection with a private placement consummated by the Registrant, of which 6,547,845 shares of common stock are currently issued and outstanding and 10,109,826 are shares of common stock issuable upon conversion of Convertible Preferred Stock of Next1 Interactive, Inc.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act based upon a the closing price of the Registrant’s common stock on the OTCQB on December 6 , 2013.

(4)	A filing fee of $3,719 was previously paid on December 13, 2013 .

(5)	Estimated solely for the purpose of calculating the registration fee for these additional shares in accordance with Rule 457(c) of the Securities Act based upon a the closing price of the Registrant’s common stock on the OTCQB on March 10, 2014.

 THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 17, 2014

PRELIMINARY PROSPECTUS

REALBIZ MEDIA GROUP, INC.

16,657,671 Shares of Common Stock

This prospectus relates to the resale by the investors listed in the section titled “Selling Stockholders”, and we refer to the investors as the Selling Stockholders (the “Selling Stockholders”) of up to 16,657,171 shares of our common stock, par value $0.001 per share (the “Shares”), of which 6,547,845 shares of common stock are currently outstanding and 10,109,826 shares of common stock are issuable upon Conversion of Convertible Preferred Stock of Next 1 Interactive, Inc. (“Conversion Shares”). The shares were acquired by the Selling Stockholders in connection with private placement offerings that were completed during the past year (the “Private Placement”).

The Selling Stockholders may offer and sell or otherwise dispose of the Shares described in this prospectus from time to time through public or private transaction at prevailing market prices, at prices related to such prevailing market prices, at varying prices determined at the time of sale, at negotiated prices, or at fixed prices. See “Plan of Distribution” beginning on page 20 for more information.

We will not receive any of the proceeds from the Shares sold by the Selling Stockholders.

Our common stock is currently quoted on the OTCQB under the symbol “RBIZ”. The closing price of our stock on March 10, 2014 was $0.80.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 17, 2014

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholders are offering to sell common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

The distribution of this prospectus and the issuance of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 4. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference”.

As used in this prospectus, unless the context requires otherwise, the terms “we”, “us”, “our”, or “the Company” refer to Realbiz Media Group, Inc. and its subsidiaries on a consolidated basis. References to “Selling Stockholders” refer to those stockholders listed herein under “Selling Stockholders” and their successors, assignees and permitted transferees.

ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, about the Company and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends”, or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of the Company and its subsidiaries. We caution our stockholders and other readers not to place undue reliance on such statements.

Our businesses and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in the section entitled “Risk Factors” beginning on page 4 of this prospectus and , the risk factors set forth in our annual report on Form 10-K for the year ended October 31, 2013, and our quarterly reports on Form 10-Q for the quarters ended January 31, 2013, April 30, 2013 and July 31, 2013 and January 31, 2014.

All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not intended to be complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 4. Except where the context requires otherwise, in this prospectus the terms “Company,” “Realbiz,” “we,” “us” and “our” refer to Realbiz Media Group, Inc ., a Delaware corporation. Unless otherwise included, all share amounts and per share amounts in this prospectus have been presented on a pro forma basis to reflect the reverse stock split of our outstanding shares of common stock at a ratio of 1-for-200, effected on May 3, 2012.

Company Overview

We are engaged in the business of providing digital media and marketing services for the real estate industry. We currently generate revenue from advertising revenues, real estate broker commissions and referral fees. RealBiz has positioned itself in the following four areas summarized here and explained in more detail below:

1.	Real Estate Video on Demand Channel – We earn fees from pre-roll/post-roll advertising, banner ads and cross-market advertising promotions. We charge an $89 listing and marketing fee, and earn revenue from web-based and mobile advertising.

2.	Website and Mobile Applications – We are developing a real estate web portal. This site is expected to be unique to the world of real estate search sites on multiple levels, from a consumer perspective the user experience is being designed to be completely visual and video centric, secondly, the site will provide local neighborhood information and allow for social interaction between home seekers and current residents who can provide an unbiased view of the selected neighborhood, and the content on the site will focus on the entire home ownership lifecycle from purchase through maintenance to home sale therefore giving the site a much deeper and more loyal audience over time.

3.	Agent to Agent Interaction-From an industry perspective we believe the site will be revolutionary because it includes an agent only platform that is being designed to allow for agent to agent interaction, and “App Store” for relevant video content, community events, discount coupons, industry news and agent share programs. This site will completely empower the agent with content and assets that they can use to pursue prospects and generate leads at a fraction of the cost they’re currently paying. This agent only site will interact with our Microvideo App (MVA) platform. The MVA was developed and implemented to allow agents to access specific video based product strategies that are designed specifically to increase the SEO rank and traffic credit to real estate franchise systems and/or their brokers. This solution gives those franchises and brokers a much needed tool to lower their cost of prospect acquisition.

4.	Traditional Real Estate Sales – Our previous company, Webdigs, had a licensed real estate brokerage division that currently has participating brokers in 48 states. We believe there are potential opportunities to take advantage of such as an improving real estate market, and that our traditional brokerage division will be able to capture leads from the Real Estate Video on Demand Channel. The Company currently has no activities in this division.

Our principal offices are located at 2690 Weston Road, Suite 200, Weston, FL 33331, and our telephone number at that office is (954) 888-9779. We maintain an Internet website at www.realbizmedia.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus or any supplement to the prospectus.

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THE OFFERING

Issuer	Realbiz Media Group, Inc.

Securities offered	This prospectus covers the sale of up to 16,657,671 shares of common stock, of which 6,547,845 shares of common stock are currently issued and outstanding and 10,109,826 are shares of common stock issuable upon conversion of Convertible Preferred Stock of Next 1 Interactive, Inc.

Common stock to be outstanding on the date hereof	58,221,112 shares

Use of Proceeds	We will not receive proceeds from the sale or other disposition of the shares of common stock covered by this prospectus. See “Use of Proceeds”.

Risk Factors	You should carefully read and consider the information set forth under “Risk Factors,” together with all of the other information set forth in this prospectus, before deciding to invest in shares of our common stock.

OTCQB symbol	Our common stock is quoted on the OTCQB under the symbol “RBIZ”.

The number of shares of common stock outstanding is based on 58,221,112 shares outstanding as of March 10, 2014 and excludes 5,602,732 shares of common stock issuable upon the exercise of warrants with a weighted average exercise price of $1.00 per share.

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RISK FACTORS

Investing in our common stock involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should carefully consider the risks described below, the other information in this prospectus and the documents incorporated by reference herein when evaluating our company and our business. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock.

RISKS RELATING TO OUR BUSINESS

We are a recently formed company with no history of profitability.

Our former entity, Webdigs, Inc. began operations in July 2007 and to date has not generated a yearly profit. In addition, consolidated annual revenues remain around $1 million. As a young company, we are subject to all of the risks associated with a new business enterprise. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, especially in challenging and competitive industries such as residential real estate and mortgage brokerage and particularly in light of current general economic, real estate and credit market conditions.

We do not yet have a significant operating history which would provide you with meaningful information about our past or future operations. The Company has not yet achieved positive cash flow on a monthly basis during any fiscal year including the current fiscal year ending October 31, 2013 and there is significant risk to the survival of the enterprise.

There is substantial doubt about our ability to continue as a going concern.

The Company has incurred net losses of $1,451,978 and $278,637 for the three months ended January 31, 2014 and 2013, respectively. At January 31, 2014, the Company had a working capital deficit of $1,578,619, and an accumulated deficit of $11,950,233. We have had net losses for the years ended October 31, 2013 and 2012 of $3,764,089 and $963,220 respectively. Furthermore, we had a working capital deficit as of October 31, 2013 of $374,319. Since the financial statements were prepared assuming that we would continue as a going concern, these conditions coupled with our current liquidity position raise substantial doubt about our ability to continue as a going concern. Furthermore, since we are pursuing new business, this diminishes our ability to accurately forecast our revenues and expenses. We expect that our ability to continue as a going concern depends, in large part, on our ability to generate sufficient revenues, limit our expenses without sacrificing customer service, and obtain necessary financing. If we are unable to raise additional capital, we may be forced to discontinue our business.

We will require additional financing in the future, but such financing may not be available to us.

If adequate funds are not available on acceptable terms, we may be unable to fund the operation of our business. As a result, we would likely be forced to dramatically alter or cease operations. To date, our revenues from operations have not generated cash flow sufficient to finance our operations and growth. We will require as a result significant additional capital to continue our operations. There can be no assurance given that we will be able to secure additional financing in the future.

We critically rely on our executive management, and the loss of certain members of management would materially and negatively affect us.

Our success materially depends upon the efforts of our management and other key personnel, including but not limited to Bill Kerby, CEO and Chairman, Doug Checkeris, Acting Chief Marketing Officer, Steven Marques, Acting President/Chief Revenue Officer, Deborah Linden, COO, and Adam Friedman, Chief Financial Officer. If we lose the services of any of these members of management, our business would be materially and adversely affected. We have entered into a formal services and non-competition agreements with Ms. Linden and Mr. Checkeris. Nevertheless, agreements do not ensure the continued availability to us of Mr. Checkeris and Ms. Linden or any other manager or employee. Furthermore, we do not have “key person” life insurance, and we do not presently intend to purchase such insurance   .

Our future success also depends upon our ability to attract and retain highly qualified management personnel and other employees. Any difficulties in obtaining, retaining and training qualified employees could have a material adverse effect on our results of operation or financial condition. The process of identifying such personnel with the combination of skills and attributes required to carry out our strategy is often lengthy. Any difficulties in obtaining and retaining qualified managers and employees could have a material adverse effect on our results of operation or financial condition.

We may be unable to obtain sufficient market acceptance of our services.

The market for residential real estate sales is well-established. However, the market for non-traditional residential real estate sales is relatively new, developing and even more uncertain. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for products and services are subject to tremendous uncertainty. Our future growth and financial performance will almost entirely depend upon consumers’ acceptance of our products and services. In this regard, the failure of advertisers to accept our model or the inability of our services to satisfy consumer expectations, would have a material adverse effect on our business, and could cause us to cease operations.

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We rely on third parties for key aspects of the process of providing services to our customers, and any failure or interruption in the services provided by these third parties could harm our ability to operate our business and damage our reputation.

We rely on third-party vendors, including website providers and information technology vendors. Any disruption in access to the websites developed and hosted by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could significantly harm our business. Any financial or other difficulties our providers face may have negative effects on our business, the nature and extent of which we cannot predict. We exercise little or no control over all of these third-party vendors, which increases our vulnerability to problems with the services they provide.

In addition, we license technology and related databases from third parties to facilitate aspects of our website and connectivity operations. Any errors, failures, interruptions or delays experienced in connection with these third-party technologies and information services could materially and negatively impact our relationship with our customers and adversely affect our brand and our business. It is possible that such errors, failures, interruptions or delays could even expose us to liabilities to our customers or other third parties.

Interruption or failure of our information technology and communications systems would impair our ability to effectively provide our services, which could in turn damage our reputation and harm our business.

Our ability to provide our services critically depends on the continuing operation of our information technology and communications systems. Any damage to or failure of our systems would likely result in interruptions in our service to customers and the closings of real estate transactions from which we principally derive revenue. Accordingly, interruptions in our service would likely reduce our revenues and profits, and our brand could be damaged, perhaps irreparably, if people believe our system and services are unreliable.

To our knowledge, our systems are vulnerable to damage or interruption from terrorist or malicious attacks, floods, tornados, fires, power loss, telecommunications failures, computer viruses and other attempts to harm our systems, and similar types of events. Our data centers are subject to break-ins, sabotage and intentional acts of vandalism, and to other potential disruptions. Some of our systems are not fully redundant (i.e., backed up), and our disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster, or a decision to close a facility we are using without adequate notice for financial reasons or other unanticipated problems at our data centers, could result in lengthy interruptions in our service. Any unscheduled interruption in our service would likely place a burden on our entire organization and result in an immediate loss of revenue. The steps we have taken to increase the reliability and redundancy of our systems are expensive, reduce our operating margin and even then may not be successful in reducing the frequency or duration of unscheduled downtime.

Our operations are dependent upon our ability to protect our intellectual property, which could be costly.

Our technology is the cornerstone of our business and our success will depend in part upon protecting any technology we use or may develop from infringement, misappropriation, duplication and discovery, and avoiding infringement and misappropriation of third party rights. Our intellectual property is essential to our business, and our ability to compete effectively with other companies depends on the proprietary nature of our technologies. We do not have patent protection for our proprietary video on demand technology. We rely upon trade secrets, know-how, continuing technological innovations and licensing opportunities to develop, maintain, and strengthen its competitive position. Although we have confidentiality provisions in the agreements with our employees and independent contractors, there can be no assurance that such agreements can fully protect our intellectual property, be enforced in a timely manner or that any such employees or consultants will not violate their agreements with us.

Furthermore, we may have to take legal action in the future to protect our trade secrets or know-how, or to defend them against claimed infringement of the rights of others. Any legal action of that type could be costly and time-consuming to us, and there can be no assure that such actions will be successful. The invalidation of key proprietary rights which we own or unsuccessful outcomes in lawsuits to protect our intellectual property may have a material adverse effect on our business, financial condition and results of operations.

If we cannot adequately protect our intellectual property rights, our competitors may be able to compete more directly with us, which could adversely affect our competitive position and, as a result, our business, financial condition and results of operations.

Our certificate of incorporation grants our Board of Directors, without any action or approval by our stockholders, the power to issue additional shares of capital stock, including the power to designate additional classes of common and preferred stock.

Our authorized capital consists of 250,000,000 shares of capital stock, of which 125,000,000 are authorized common shares and 125,000,000 are authorized Series A Preferred Shares. We currently have 58,221,112 shares of common stock outstanding and 94,016,400 shares of Series A Preferred Stock outstanding. Pursuant to authority granted by our certificate of incorporation and applicable state law, our Board of Directors, without any action or approval by our stockholders, may designate and issue shares in such classes or series (including other classes or series of preferred stock) as it deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights. The rights of holders of other classes or series of capital stock, including preferred stock that may be issued could be superior to the rights of the shares of common stock offered hereby. The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to the shares of our common stock. Finally, any issuances of additional capital stock (common or preferred) will dilute the percentage of ownership interest of our stockholders and may dilute the per-share book value of the Company.

On May 17, 2012, the Company affected a 1 for 200 reverse stock split. The Company retrospectively restated the outstanding shares for the earnings per share calculation.

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There is limited public market for our common stock.

There is currently a limited trading market for our securities on the OTCQB over-the-counter-market. Consequently, we cannot assure you when and if an active-trading market in our shares will be established, or whether any such market will be sustained or sufficiently liquid to enable holders of shares of our common stock to liquidate their investment in our company. If an active public market should develop in the future, the sale of unregistered and restricted securities by current shareholders may have a substantial impact on any such market.

We are required to comply with governmental regulations, which will increase our costs and could prohibit us from conducting business in certain jurisdictions.

We are subject to governmental regulation by federal, state and local regulatory authorities with respect to our real estate business. Governmental bodies may change the regulatory framework within which we intend to operate, without providing any recourse for adverse effects that the change may have on our business.

We can give no assurance that we will be able to comply with existing laws and regulations, that additional regulations that harm our business will not be adopted, or that we will continue to maintain our licenses, approvals or authorizations. Our failure to comply with applicable laws and regulations, or the adoption of new laws and regulations restricting our intended operations, could have a material adverse effect on our business and could cause us to cease operations.

The efforts of the National Association of Realtors or other organizations could prevent us from operating our business, and could lead to the imposition of significant restrictions on our operations.

The National Association of Realtors, which represents real estate brokerages, has issued rules that attempt to block access of web-assisted real estate companies to the Multiple Listing System (MLS) and may adopt additional rules intended to reduce or eliminate competition from web-assisted (online) discount real estate businesses such as Realbiz. Our business is dependent upon the ability to access the MLS to be competitive. We can give no assurance that the National Association of Realtors will not be successful in preventing our access to the MLS, or that it or another organization will not be successful in adopting rules or imposing other restrictions on web-assisted real estate businesses such as Realbiz. Such adoption or imposition of regulations or restrictions would have a material adverse effect on our business.

Competition in the traditional and online residential real estate industry is intense.

The residential real estate industry is highly competitive. We believe that important competitive factors in this industry include (but are not limited to) price, service, and ease of use. We presently face competition from numerous companies engaged in traditional residential real estate marketing services and we expect online competition to increase in the future from existing and new competitors. Most of our current and potential competitors have substantially greater financial, marketing and technical resources than us, as well as significant operating histories. Accordingly, we may not be able to compete successfully against new or existing competitors. Furthermore, competition may reduce the prices we are able to charge for our services, thereby potentially lowering revenues and margins, which would likely have a material adverse effect on our results of operation and financial condition.

The online residential real estate industry is subject to significant and rapid technological change.

The online residential real estate industry is subject to rapid innovation and technological change, shifting customer preferences, new service introductions and competition from traditional real estate brokerage firms. Competitors in this market have frequently taken different strategic approaches and have launched substantially different products or services in order to exploit the same perceived market opportunity. Although we believe that we are offering a unique solution, there can be no assurance that our services will gain the market acceptance we seek, be competitive technologically or otherwise, or that any other services developed by us will be competitive.

Our ability to compete in this industry will depend upon, among other things, broad acceptance of our services and the content we provide and on our ability to continually improve current and future services we may develop and our content to meet changing customer requirements. There can be no assurance that we will successfully identify new service or product opportunities and develop and bring to the market new and enhanced solutions in a timely manner, that such products or services will be commercially successful, that we will benefit from such development, or that products and services developed by others will not render our products and services noncompetitive or obsolete. If we are unable to penetrate markets in a timely manner in response to changing market conditions or customer requirements, or if new or enhanced products or services do not achieve a significant degree of market acceptance, our business would be materially and adversely affected.

We may be impacted by general economic conditions within the United States residential real estate market.

The residential real estate market has experienced vast fluctuations in recent times. In some years, real estate home sales are brisk, while in other years the residential real estate market has been stagnant. Our ability to attract home sellers and buyers to use our website will, in part, depend upon consumers’ willingness in general to buy or sell a home. When consumers sense that the overall economy is not doing well, they are less likely to make an expensive purchase such as a home.

In addition, unemployment remains at the high levels by historical standards. There also remains an enormous inventory of unsold and vacant homes. In the first quarter of 2010, the US Census Bureau reported there were 19 million vacant homes in the United States.

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We have identified material weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future. If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud, or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

Our most recent evaluation of our internal controls resulted in our conclusion that our disclosure controls and procedures and that our internal control over financial reporting were not effective. Effective internal controls are necessary for us to provide reliable financial reports. All internal control systems, no matter how well designed, have inherent limitations. Even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. In our case, our failure to achieve and maintain an effective internal control environment could cause us to be unable to produce reliable financial reports or prevent fraud. This may cause investors to lose confidence in our reported financial information, which could in turn have a material adverse effect on our stock price.

Our lack of an independent audit committee and audit committee financial expert at this time may hinder our board of directors’ effectiveness in fulfilling the functions of the audit committee without undue influence from management and until we establish such committee will prevent us from obtaining a listing on a national securities exchange.

Although our common stock is not listed on any national securities exchange, for purposes of independence we use the definition of independence applied by NASDAQ. Currently, we have no independent audit committee. Our full board of directors functions as our audit committee and is comprised of five directors, two of whom are considered to be "independent" in accordance with the requirements set forth in NASDAQ Listing Rule 5605(a)(2). An independent audit committee plays a crucial role in the corporate governance process, assessing our Company's processes relating to our risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent the board of directors from being independent from management in its judgments and decisions and its ability to pursue the responsibilities of an audit committee without undue influence. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised. An independent audit committee is required for listing on any national securities exchange, therefore until such time as we meet the audit committee independence requirements of a national securities exchange we will be ineligible for listing on any national securities exchange.

Our board of directors act as our compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with our financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our board of directors acts as the compensation committee and determines the compensation and benefits of our executive officers, administers our employee stock and benefit plans, and reviews policies relating to the compensation and benefits of our employees. Our lack of an independent compensation committee presents the risk that our executive officer on the board may have influence over his personal compensation and benefits levels that may not be commensurate with our financial performance.

Certain provisions of the General Corporation Law of the State of Delaware, our Amended and Restated Certificate of Incorporation, as amended, and our bylaws may have anti-takeover effects which may make an acquisition of our company by another company more difficult.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination, including mergers and asset sales, with an interested stockholder (generally, a 15% or greater stockholder) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The operation of Section 203 may have anti-takeover effects, which could delay, defer or prevent a takeover attempt that a holder of our common stock might consider in its best interest.

Our Amended and Restated Certificate of Incorporation and bylaws contain provisions that permit us to issue, without any further vote or action by the stockholders, up to 125,000,000 shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers, if any, of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Our bylaws provide that special meetings of stockholders may be called only by the chairman or by our board. Stockholders are not permitted to call a special meeting of stockholders, to require that the board call such a special meeting, or to require that our board request the calling of a special meeting of stockholders.

These provisions on our Amended and Restated Certificate of Incorporation and Bylaw may have anti-takeover effects, which could delay, defer or prevent a takeover attempt that a holder of our common stock might consider in its best interest

We have never paid dividends and have no plans to pay dividends in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of our preferred or common stock and we do not expect to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our preferred or common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock.

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Certain of our officers may have a conflict of interest.

Some of our officers, including our Chief Executive Officer and our Chief Financial Officer are currently working for the Company on a part-time basis. Several of the part-time employees also work at other jobs and have discretion to decide what time they devote to our activities, which may result in a lack of availability when needed due to responsibilities at other jobs. We expect that some of these officers may join the Company on a full-time basis, but there can be no assurance given that any or all of our officers will be so employed.

USE OF PROCEEDS

All of the shares of common stock covered by this prospectus are being sold by the Selling Stockholders. See “Selling Stockholders” on page 26. We will not receive any proceeds from these sales of shares of our common stock.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax, or legal services or any other expenses incurred by the Selling Stockholders in disposing of the Shares. We will bear all other costs, fees, and expenses incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, all registration and filing fees, and fees and expenses of our counsel and our accountants.

OUR BUSINESS

Overview

 We are engaged in the business of providing digital media and marketing services for the real estate industry. We currently generate revenue from advertising revenues, real estate broker commissions and referral fees. We have three divisions: (i) our fully licensed real estate division (formerly known as Webdigs, Inc.); (ii) our TV media contracts (Extraordinary Vacation Homes/ Third home) division; and (iii) our Real Estate Virtual Tour and Media group (Realbiz 360). The cornerstone of all three divisions is our proprietary technology which allows for an automated conversion of data (text and pictures of home listings) to a video with voice and music. We provide video, search and purchase capabilities on multiple platform dynamics for web, mobile, interactivity on TV and Video On Demand. Once a video is created using our proprietary technology, these home listing videos are automatically distributed to multiple media platforms (Television, broadband, web and mobile) for consumer viewing.

We have positioned our company in the following four areas summarized here and explained in more detail below:

1.	Real Estate Video on Demand Channel – We earn fees from pre-roll/post-roll advertising, banner ads and cross-market advertising promotions. We charge an $89 listing and marketing fee, and earn revenue from web-based and mobile advertising.

2.	Website and Mobile Applications – We are developing a real estate web portal. This site will be unique to the world of real estate search sites on multiple levels, from a consumer perspective the user experience will be completely visual and video centric, secondly, the site will provide local neighborhood information and allow for social interaction between home seekers and current residents who can provide an unbiased view of the selected neighborhood, and the content on the site will focus on the entire home ownership lifecycle from purchase through maintenance to home sale therefore giving the site a much deeper and more loyal audience over time.

3.	From an industry perspective the site will be revolutionary because it includes and agent only platform that allows for agent to agent interaction, and “App Store” for relevant video content, community events, discount coupons, industry news and agent share programs. This site will completely empower the agent with content and assets that they can use to pursue prospects and generate leads at a fraction of the cost they’re currently paying. This agent only site interacts with our Microvideo App (MVA) platform. The MVA was developed and implemented to allow agents to access specific video based product strategies that are designed specifically to increase the SEO rank and traffic credit to real estate franchise systems and/or their brokers. This solution gives those franchises and brokers a much needed tool to lower their cost of prospect acquisition.

4.	Traditional Real Estate Sales – Our previous company, Webdigs, had licensed real estate brokerage division currently has participating brokers in 48 states. We believe there are potential opportunities to take advantage of an improving real estate market, and will be able to capture leads from the Real Estate Video on Demand Channel. The Company currently has no activities in this division.

Background and Industry Trends

We believe that the real estate market is undergoing a dramatic change not dissimilar to that previously experienced by traditional stock brokerages. We believe that the most critical aspect driving this change is the advent of the Internet as a tool for searching for and researching real estate, eliminating the commitments of time and expense involved with visiting multiple properties in person.  According to the National Association of Realtors’ 2010 “Member Profile,” 74% of home buyers use the internet to search for a home. This actually exceeds the 69% who use a realtor for their search. Note: many buyers use both the internet and a realtor in their search. In addition, home sellers can use the Internet to check home valuations, track the housing market and research comparable sales information.

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The increased use of technology throughout the entire process of a typical residential real estate transaction is an important development in the real estate market. For instance, electronic communication and electronic data storage permits a real estate brokerage to quickly reproduce standard real estate transaction documents, store such documents and store other important information about customers and properties, and communicate quickly with other parties involved in real estate transactions (e.g., title companies, insurers, surveyors, inspectors and governmental agencies), all of which permits increased efficiencies in the process of buying and selling a home. The technological changes and developments generally make it possible to effect a greater volume of transactions with less effort and expense.

We believe the technological developments in the real estate market and the increased amount of information available to and used by ordinary consumers appear to be circumstances that are similar to those developments that eventually gave rise to the non-traditional stock brokerages which have intruded upon the market dominance of traditional stock brokerages over the past two decades. For example, we note that the non-traditional stock brokerages developed their services and products to compete primarily on the bases of price, consumer effort and technology. Their websites, such as TD Ameritrade or e-Trade, provide not only trading capacity for the average consumer, but also a tremendous amount of information about companies. In this regard, we note that there has recently been a proliferation of various Internet-related real estate businesses that seek to provide either specific and limited services or information relating to residential real estate transactions (e.g., ForSaleByOwner.com, BuyOwner.com, Trulia.com and Zillow.com). Like the non-traditional stock brokerages, these businesses typically rely on consumer effort, technology and price as the bases for competition. This is the model Webdigs has based its business plan on.

Real Estate On Demand

General

For the real estate video on demand area (“VOD”), we plan to market the approximately 120,000 “premium VOD TV residential home listings” as well as incorporate approximately over 2.5 million Multiple Listing Service (“MLS”) home listings from all major U.S. cities, with video on demand and interactive capabilities for users of our real estate website. We expect that this new interactive real estate tool may create direct referral fees, placement fees, advertising fees and possibly even mortgage financing revenue for our Company at a future date.

We recognize that in the U.S. most consumers research the buying of a home primarily through the Internet, newspapers and real estate magazines. Television does present a unique option as it provides brokers with significant “Brand awareness” in addition to individual property promotion. However as with other video mediums, traditional cable television on demand is changing as consumers increasingly move to adopt new platforms like IPTV (i.e. Rovi, Roku, Netflix) to access content on demand. We believe that the VOD solutions will continue to expand thereby allowing the consumer to view, in high quality video, local listings and specialty properties (oceanfront properties, mountain homes, farms, senior communities, etc.) through their screen of choice (television, computer or mobile device). This familiar television environment is no longer centered on the baby boomer and over-40 demographic that, in many cases, are more comfortable with a remote control then they are with a mouse or touch screen. The real estate VOD solution is branded as “Home Tour Network.” RealBiz has been servicing the real estate industry for over 6 years and enjoys direct access to the nation's largest real estate companies.

Currently, our desktop solution for virtual tours has been used by over 60,000 real estate agents and brokers.

Key Trends for VOD Advertising

The VOD market shows the strong potential for giving the company and brokers a great awareness platform to drive people to targeted websites. Additionally with, traditional cable television on demand platform expanding to meet consumers increasing move to adopt new platforms like IPTV (i.e. Rovi, Roku, Netflix), VOD opportunities also expand as the new platforms no longer have restrictions for the amount of content or booking capabilities The video audience grew by 32%, and time spent grew by 12%. According to Magna Global, VOD will outperform DVR in the US, reaching nearly 66 million households vs. 53 million households for DVR in 2015. In the VOD market, Comcast holds the lion’s share in terms of VOD views and revenues. With the acquisition of NBC Universal, Comcast will be able to serve one-fourth of the U.S pay-television households. Comcast has approximately 22.8 million cable television subscribers and 17 million high-speed Internet subscribers   .

New Opportunities for VOD Advertising

VOD ad platforms support a variety of advertising formats, from traditional embedded ad spots to ad overlays, bookends and even long-form, on-demand “showcase” ads that deliver information and allow some degree of interaction. Marketer, a leading media research firm, estimates that U.S. online advertising spending will hit new peaks from 2012 to 2014, surpassing US$30 billion in 2012, and exceeding US$40 billion in 2014. Marketer expects that spending on marketing will bring double-digit growth to online advertising for five consecutive years.

We believe the real estate market in particular is well suited to use VOD technology for the following reasons:

•	Real estate agents and brokers generally look for more cost-effective ways to market
•	Agents that place their listings on TV have a distinct marketing advantage over agents that don’t
•	Google has made Traditional Internet websites and high-end print advertising (pay for click) very expensive
•	Media channels focused on real estate are better able to reach the “new consumer”
•	VOD is able to deliver what potential home buyers are asking for – video of a prospective home purchase, which provides valuable information to consumers
•	Ability to target in local markets
•	VOD is able to promote both listings and brand
•	Reach out to higher demographics - Cable viewers have higher incomes, higher education and more disposable income
•	Access through their television allows consumer home seekers to easily search listings with the touch of their remote

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Our VOD Solution

RealBiz is becoming one of the fastest growing real estate image content management, creation and media delivery companies in the United States. In addition, we believe our approach to VOD will be beneficial due to the following factors:

•	Our exclusive partnerships with several national real estate brokerage firms aimed at creating and delivering VOD Listings to TV Networks through the HomeTourNetwork
•	Our proprietary Video Ad Builder tool, which we believe is the easiest way to create promotional VOD advertisements for television
•	Our marketing partnerships, which we expect will allow us to scale our business across major U.S. markets quickly and efficiently

Home Tour Network

Home Tour Network currently operates in 3 strategic cities – Atlanta, Las Vegas and Chicago. The VOD platform allows for up to 3,000 television listings with a reach that ranges from hundreds of thousands of homes per market to over a million homes in some markets. Real estate agent’s listings are automatically converted from the industry’s largest data feed and then can easily be placed on our interactive television platform for a fee ranging from $50 to $90 per month. This is a fraction of the cost to run an advertisement in a newspaper and provides real feedback to the agent.

Website and Mobile Applications

RealBiz is utilizing its technological advantage along with its industry contracts to create two separate and very important critical paths for real estate professionals and their organizations to follow. By using its video processing prowess combined with micro-site and website building techniques RealBiz has created an agent/broker micro-site product that leverages best practices in SEO (search engine optimization) on the agent/brokers behalf and delivers a web and mobile friendly rich media experience to consumers. This solution provides the broker a significant increase in organic ranking in local searches, increased site traffic and by doing so, reduces the agent/broker dependency on traditional listing aggregators. Secondly, by leveraging its relationship within the industry, RealBiz has access to a database of over 1.5 million homes. These homes are being converted into video assets and will be part of a real estate portal that unlike other listing aggregators will empower the agents with tools to push information in the form of video (their listings, other listings and useful home buyer/home owner information) to their prospect base. This solution provides the “zero listing” agent (about 70% of the agents in the U.S.) the opportunity to position themselves as a local community expert with listings and information that make him/her an asset to their prospect base. This portal and its tools will provide a much needed sense of control to the agent community while providing a significant decrease in their cost of lead acquisition.

Market and Competition

The National Association of Realtors has approximately 1.2 million members, of which we estimate roughly half are active and associated with at least one real estate brokerage firm.

Presently, Zillow is the largest independent real estate market site, as measured by homes in its database and unique visitors to its website. Zillow at present is the market leader in terms of unique visitors to its website however no one company has yet been able to establish a clearly dominant position. Realtor.com, Trulia, Homes.com and a variety of other websites all have meaningful market share and listing information. Trulia.com for example, has about 60% of Zillow’s traffic and is growing faster, year-over-year. We believe that we can carve out a piece of this lucrative market utilizing our innovative agent partnership platform and significant video assets.

Industry Segments

We currently operate in one primary operating segment, real estate, though video on demand and web-assisted services.

Seasonality of Business

The residential real estate market has traditionally experienced seasonality, with a peak in the spring and summer seasons and a decrease in activity during the fall and winter seasons. Revenues in each quarter can be significantly affected by activity during the prior quarter, given the time lag between contract execution and closing. A typical real estate transaction has a 30 day lag between contract signing and closing of the transaction.

Environmental Regulation

We are not subject to environmental regulations that have a material effect upon our capital expenditures or otherwise.

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Other Regulation

We are subject to governmental regulation by federal, state and local regulatory authorities with respect to our operations. We operate several Internet websites that we use to distribute information about and provide our services and content. Internet services are now subject to regulation in the United States relating to the privacy and security of personally identifiable user information and acquisition of personal information from children under the age of 13, including the federal Child Online Protection Act (COPA) and the federal Controlling the Assault of Non-Solicited Pornography and Marketing Act (CAN-SPAM). In addition, a majority of states have enacted laws that impose data security and security breach obligations. Additional federal and state laws and regulations may be adopted with respect to the Internet or other online services, covering such issues as user privacy, child safety, data security, advertising, pricing, content, copyrights and trademarks, access by persons with disabilities, distribution, taxation and characteristics and quality of products and services. In addition, to the extent we offer products and services to online consumers outside the United States, the laws and regulations of foreign jurisdictions, including, without limitation, consumer protection, privacy, advertising, data retention, intellectual property, and content limitations, may impose additional compliance obligations on us.

RESEARCH AND DEVELOPMENT

The Company spends a significant amount of time and resources in developing new software and improving its current products. The Company has spent in excess of $836,000 and $495,000 respectively for research and development in each of the fiscal years ending 2013 and 2012.

INTELLECTUAL PROPERTY

The Company has been granted perpetual licenses of patents which the Company uses for imaging and streaming tiled images as well as 3D image and warping technologies. ..

Employees

The Company currently has 27 full-time and six part-time employees.

Corporate Structure and Information

Our principal offices are located at 2690 Weston Road, Suite 200, Weston, FL 33331, and our telephone number at that office is (954) 888-9779. Our website address is www.realbizmedia.com. The information contained on our website or that can be accessed through our website does not constitute part of this document.

On October 9, 2012, we completed a share exchange (the “Exchange Transaction” ) with Next 1 Interactive, Inc., a Nevada corporation (“Next 1”), that was contemplated by that certain Share Exchange Agreement entered into on April 4, 2012 (the “Exchange Agreement”) pursuant to which we received all of the outstanding equity in Attaché Travel International, Inc., a Florida corporation and wholly owned subsidiary of Next 1 (“Attaché”) in consideration of our issuance to Next 1 of 93 million shares of our newly designated Series A Convertible Preferred Stock (our “Series A Stock”). Attaché owns approximately 80% of a corporation named RealBiz Holdings Inc. which is the parent corporation of RealBiz 360, Inc. (“RealBiz”). As a condition to the closing of the Exchange Transaction, on October 3, 2012, we changed our name from “Webdigs, Inc.” to “RealBiz Media Group, Inc.”, by engaging in a short-form parent-subsidiary merger in the State of Delaware. Bill Kerby, our Chief Executive Officer is also the Chief Executive Officer of Next 1 and our Chief Financial Officer, Adam Friedman is also the Chief Financial Officer of Next 1.

Dividends

We have not paid any dividends on our common stock and do not anticipate paying any such dividends in the near future. Instead, we intend to use any earnings for future acquisitions and expanding our business. Nevertheless, at this time there are not any restrictions on our ability to pay dividends on our common stock.

Our Common Stock Listing and Holders

Our common stock is quoted on the OTCQB under the symbol RBIZ. Our stock began trading under the symbol “WBDG” on December 19, 2008 and changed to “RBIZ” on October 5, 2012. The following table shows our high and low closing prices of our common stock at the end of each quarter for the fiscal years 2013 and 2012. These stock prices below take into account the 1 for 200 reverse stock split which occurred on May 17, 2012.

Period	High Price	Low Price
Fiscal Year Ended October 31, 2014
First Quarter	$2.60	$0.92

Fiscal Year Ended October 31, 2013
First Quarter	$3.00	$1.50
Second Quarter	$3.90	$1.15
Third Quarter	$2.46	$0.26
Fourth Quarter	$4.65	$1.10
Fiscal Year Ended October 31, 2012
First Quarter	$0.42	$0.24
Second Quarter	$0.32	$0.22
Third Quarter	$0.22	$0.22
Fourth Quarter	$3.00	$0.22

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Our closing stock price on March 10, 2014 was $0.80. As of the date of this filing, we had approximately 400 holders of record of our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

The table below sets forth certain information, as of the close of business on October 31, 2013, regarding equity compensation plans (including individual compensation arrangements) under which our securities were then authorized for issuance.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (excluding securities reflected in column a)
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	-	N/A	-

Restricted Stock Plan and Stock Option equity compensation plans not approved by shareholders (1) (2)	1,000	$50.00	None

(1)	In May 2008, the Board of Directors approved the issuance of incentive stock options totaling 3,000 shares to three of its non-employee directors, expiring in May 2013. An additional 1,000 options were granted to a new director on October 31, 2009, expiring in October 2014.
(2)	See Note 11 of the October 31, 2013 financial statements for more information.

Presently, we are not required by applicable state law or the listing standards of any self-regulatory agency (e.g., the OTCQB, NASD, NYSE MKT or NYSE) to obtain the approval of our security holders prior to issuing any such compensatory options, warrants or other rights to purchase our securities.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our audited annual consolidated financial statements and the related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results may differ materially from those discussed in these forward-looking statements due to a number of factors, including those set forth in the section entitled “Risk Factors”, “Special Note Regarding Forward-Looking Statements” and elsewhere in this prospectus.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements made in this section of our report are forward-looking statements. These forward-looking statements generally relate to and are based upon our current plans, expectations, assumptions and projections about future events. Our management currently believes that the various plans, expectations, and assumptions reflected in or suggested by these forward-looking statements are reasonable. Nevertheless, all forward-looking statements involve risks and uncertainties and our actual future results may be materially different from the plans, objectives or expectations, or our assumptions and projections underlying our present plans, objectives and expectations, which are expressed in this section.

In light of the foregoing, prospective investors are cautioned that the forward-looking statements included in this filing may ultimately prove to be inaccurate—even materially inaccurate. Because of the significant uncertainties inherent in such forward-looking statements, the inclusion of such information should not be regarded as a representation or warranty by Realbiz Media Group, Inc. or any other person that our objectives, plans, expectations or projections that are contained in this filing will be achieved in any specified time frame, if ever. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document. The risks discussed in the Item 1A of this filing should be considered in evaluating our prospects and future performance.

General Overview

  We are engaged in the business of providing digital media and marketing services for the real estate industry. We currently generate revenue from advertising revenues, real estate broker commissions and referral fees. We have three divisions: (i) our fully licensed real estate division (formerly known as Webdigs); (ii) our TV media contracts (Extraordinary Vacation Homes/ Third home) division; and (iii) our Real Estate Virtual Tour and Media group (Realbiz 360). The cornerstone of all three divisions is our proprietary technology which allows for an automated conversion of data (text and pictures of home listings) to a video with voice and music. We provide video, search and purchase capabilities on multiple platform dynamics for web, mobile, interactivity on TV and Video On Demand. Once a video is created using our proprietary technology, these home listing videos are automatically distributed to multiple media platforms (Television, broadband, web and mobile) for consumer viewing.

We have positioned our Company in the following four areas summarized here and explained in more detail below:

1.	Real Estate Video on Demand Channel – We earn fees from pre-roll/post-roll advertising, banner ads and cross-market advertising promotions. We charge an $89 listing and marketing fee, and earn revenue from web-based and mobile advertising.

2.	Website and Mobile Applications – We are developing a real estate web portal. This site is expected to be unique to the world of real estate search sites on multiple levels, from a consumer perspective the user experience is being designed to be completely visual and video centric, secondly, the site will provide local neighborhood information and allow for social interaction between home seekers and current residents who can provide an unbiased view of the selected neighborhood, and the content on the site will focus on the entire home ownership lifecycle from purchase through maintenance to home sale therefore giving the site a much deeper and more loyal audience over time.

3.	Agent to Agent Interaction-From an industry perspective we believe the site can be viewed as revolutionary because it includes an agent only platform that allows for agent to agent interaction, and “App Store” for relevant video content, community events, discount coupons, industry news and agent share programs. This site will completely empower the agent with content and assets that they can use to pursue prospects and generate leads at a fraction of the cost they’re currently paying. This agent only site will interact with our Microvideo App (MVA) platform. The MVA was developed and implemented to allow agents to access specific video based product strategies that are designed specifically to increase the SEO rank and traffic credit to real estate franchise systems and/or their brokers. This solution gives those franchises and brokers a much needed tool to lower their cost of prospect acquisition.

4.	Traditional Real Estate Sales – Our previous company, Webdigs, had a licensed real estate brokerage division that currently has participating brokers in 48 states. We believe there are potential opportunities to take advantage of such an improving real estate market, and that our traditional brokerage division will be able to capture leads from the Real Estate Video on Demand Channel. The Company currently has no activities in this division.

The Share Exchange

On October 9, 2012, we completed a share exchange (the “Exchange Transaction” ) with Next 1 Interactive, Inc., a Nevada corporation (“Next 1”),that was contemplated by that certain Share Exchange Agreement entered into on April 4, 2012 (the “Exchange Agreement”) pursuant to which we received all of the outstanding equity in Attaché Travel International, Inc., a Florida corporation and wholly owned subsidiary of Next 1 (“Attaché”) in consideration of our issuance to Next 1 of 93 million shares of our newly designated Series A Convertible Preferred Stock (our “Series A Stock). Attaché owns approximately 80% of a corporation named RealBiz Holdings Inc. which is the parent corporation of RealBiz 360, Inc. (“RealBiz”). As a condition to the closing of the Exchange Transaction, on October 3, 2012, we changed our name from “Webdigs, Inc.” to “RealBiz Media Group, Inc.”, by engaging in a short-form parent-subsidiary merger in the State of Delaware. Bill Kerby, our Chief Executive Officer is also the Chief Executive Officer of Next 1 and our Chief Financial Officer, Adam Friedman is also the Chief Financial Officer of Next 1.

Coincident with the closing of the Exchange Transaction, we converted all of our outstanding debt, payables and liabilities owed to Robert A. Buntz, Jr. (“Buntz”) and Edward Wicker (“Wicker”) into an aggregate of 7 million shares of Series A Stock. Specifically, Mr. Buntz received 5,983,600 shares of Series A Stock upon his conversion of approximately $401,498 in liabilities we owed him, and Wicker received 1,016,400 shares of Series A Stock upon his conversion of approximately $53,356 in liabilities we owed him. Buntz was, and remains after the Exchange Transaction, a director of our Company. At the closing of the Exchange Transaction, Mr. Wicker resigned his position as a director of our Company and as our Chief Financial Officer. The Preferred A Shares for Mr. Buntz were converted to 5,990,238 Common Shares on February 27, 2013.

As a result of the Exchange Transaction and the conversion of liabilities referred to above, the shareholders of our Company before the Exchange Transaction retained approximately 365,176 shares of common stock (after giving effect to a reverse split effected as of May 3, 2012), representing approximately .364% of our issued and outstanding shares of capital stock (both common and preferred) immediately after the Exchange Transaction.

On March 16, 2012, we sold the “Webdigs” domain, technology and certain trademarks to Fiontrai II, LLC for $15,000. These assets, which were held in Webdigs, LLC, included US Trademark No. 3,461,665 "Webdigs", along with www.webdigs.com domain name and the original webdigs.com website software and technology developed by MoCo, Inc. Included in this transaction was a royalty agreement whereby Webdigs could receive royalty payments from Fiontrai upon its licensing the technology to other third parties. Also included in this transaction was a royalty agreement for which Fiontrai II paid $1,000.00 (part of the total $15,000). Robert Buntz, CEO purchased the royalty agreement from us in exchange for a principal reduction of his loan to the Company of $5,000.

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Results of Operations

Three months ended January 31, 2014 compared to three months ended January 31, 2013.

Revenues

Our total revenues decreased 10% to $246,054 for the three months ended January 31, 2014, compared to $271,995 for the three months ended January 31, 2013, a decrease of $25,941. This is due to the loss of a broker with significant monthly revenues as well as photographer inactivity during the holiday season.

Cost of Revenue

Cost of revenues decreased 1% to $21,990 for the three months ended January 31, 2014, compared to $22,205 for the three months ended January 31, 2013, a decrease of $215. This is due to a decrease in the commission revenue share portion of the multiple listing service contracts expiring and not renewed.

Operating Expenses

Our operating expenses, include salaries and benefits, selling and promotion, general and administrative expenses, increased 220% to $1,682,684 for the three months ended January 31, 2014, compared to $525,636 for the three months ended January 31, 2013, an increase of $1,157,048. This increase was substantially due to an increase in consulting fees incurred in raising capital of $670,297, an increase in the amortization of intangible assets of $344,337 and to a lesser extent an increase in expenses related to investor relations of $128,358, travel and entertainment of $71,115, selling and promotion of $31,663, miscellaneous expense of $29,847, legal and professional fees of $19,921, insurance of $17,742 and audit and accounting fees of $16,526. This was partially offset by a decrease in salaries and benefits of $168,121 and to a lesser extent a decrease in expenses related to dues and subscriptions of $3,992 and a decrease in telephone expense of $645.

Other Income (Expenses)

Exchange gains increased 369% to $7,512 for the three months ended January 31, 2014, compared to exchange losses of $2,791 for the three months ended January 31, 2013, an increase of $10,303 due primarily to the fluctuation between the exchange rate of the Canadian dollar to the U.S. dollar. This was partially offset by the increase in interest expense 100% to $870 for the three months ended January 31, 2014, compared to $-0- for the three months ended January 31, 2013, an increase of $870 due primarily to the amortization of the interest expense on a promissory note.

Net Loss

We had a net loss of $1,451,978 for the three months ended January 31, 2014, compared to net loss of $278,637 for the three months ended January 31, 2013, an increase of $1,173,341. The increase in net loss from 2013 to 2014 was substantially due to an increase in consulting fees incurred in raising capital of $670,297, an increase in the amortization of intangible assets of $344,337 and to a lesser extent an increase in investor relations of $128,358.

Results of Operations

Year Ended October 31, 2013 compared to year ended October 31, 2012.

The following information should be read in conjunction with the audited financial statements and notes thereto appearing elsewhere in our Annual Report on Form 10-K for the year ended October 31, 2013.

Revenues

Our total revenues decreased 2% to $1,145,540 for the year ended October 31, 2013, compared to $ 1,172,498 for the year ended October 31, 2012, a decrease of $26,958. This is due t o a decrease in the commission revenue share portion of the multiple listing service contracts expiring and not renewed.

Cost of Revenue

Cost of revenue decreased 43 % to $ 60,297 for year ended October 31, 2013, compared to $ 105,116 for the year ended October 31, 2012, a decrease of $44,819. This is due to a decrease in the commission revenue share portion of the multiple listing service contracts expiring and not renewed.

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Operating Expenses

Our operating expenses, include salaries and benefits, selling and promotion, general administrative expenses, increased 132% to $4,791,247 for the year ended October 31, 2013, compared to $2,068,823 for the year ended October 31, 2012, an increase of $2,722,424.   This increase was substantially due to an increase in salaries and benefits of $341,251, the amortization of intangible assets of $1,377,348, consulting fees incurred in raising capital of $610,206, investor relations of $296,382 and to a lesser extent due to bad debt of $75,405, audit and accounting fees of $68,908, insurance of $63,962, filing fees of $30,217, legal and professional fees of $33,815 and miscellaneous expenses of $7,583.   This was partially offset by decreases in selling and promotion of $53,638, dues and subscriptions of $29,446, webhosting of $43,972 and travel and entertainment of $55,597.

Other Income (Expenses)

Interest expense increased 100% to $442,341 for year ended October 31, 2013, compared to $-0- for year ended October 31, 2012, an increase of $442,341 due primarily to the amortization of the beneficial conversion features of the new convertible promissory notes. Gain on forgiveness of debt increased 100% to $384,304 for the year ended October 31, 2013, compared to $-0- for the year ended October 31, 2012, an increase of $384,304 due primarily to the forgiveness of amounts due to various creditors during the current fiscal year. To a lesser extent, a decrease of 98% to $592 for the year ended October 31, 2013, compared to $38,221 for the year ended October 31, 2012, a decrease of $37,629 offset by an increase other expenses of 100% to $640 for the year ended October 31, 2013, compared to $-0- for the year ended October 31, 201, an increase of $640.

Net Loss

We had a net loss of $ 3,764,089 for the year ended October 31, 2013, compared to the net loss of $963,220 for the year ended October 31, 2012, an increase of $2,800,869. The increase in loss from 2012 to 2013 was primarily due to an increase of $1,377,348 in the amortization of intangible assets, increase in interest expense of $440,000 due to the amortization of the beneficial conversion feature of new convertible promissory notes and consulting fees of $610,206.

Assets and Employees; Research and Development

We do not currently anticipate purchasing any equipment or other assets in the near term, however, as we expand operations, we will need additional equipment and employees to create and market our products.

Liquidity and Capital Resources; Anticipated Financing Needs

At January 31, 2014, the Company had $166,327 cash on-hand, a decrease of $1,138,047 from $1,304,374 at the end of fiscal 2013. The decrease in cash was due primarily to operating expenses.

Net cash used in operating activities was $1,189,781 for the three months ended January 31, 2014, an increase of $792,146 from $397,635 used during the three months ended January 31, 2013. This increase was mainly due to an increase in net loss, amortization and depreciation, stock based compensation off set by decrease in due to affiliates.

We have financed our operations since inception primarily through proceeds from equity financings and revenue derived from operations. During the three months ended January 31, 2014, we raised $240,000 from the sale of common stock and warrants and the exercise of warrants. Our continued operations will primarily depend on our ability to raise additional capital from various sources including equity and debt financings, as well as our revenue derived from operations. We can give no assurances that any additional capital that we are able to obtain will be sufficient to meet our needs or will be on favorable terms. Based on our current plans, we believe that our cash provided from the above sources will be sufficient to enable us to meet our planned operating needs for at least the next 12 months.

We have based our estimate on assumptions that may prove to be wrong. We may need to obtain additional funds sooner or in greater amounts than we currently anticipate. Potential sources of financing include strategic relationships, public or private sales of our shares or debt and other sources. We may seek to access the public or private equity markets when conditions are favorable due to our long-term capital requirements. We do not have any committed sources of financing at this time, and it is uncertain whether additional funding will be available when we need it on terms that will be acceptable to us, or at all. If we raise funds by selling additional shares of common stock or other securities convertible into common stock, the ownership interest of our existing stockholders will be diluted. If we are not able to obtain financing when needed, we may be unable to carry out our business plan. As a result, we may have to significantly limit our operations and our business, financial condition and results of operations would be materially harmed.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures. We evaluate these estimates on an on-going basis. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Our significant estimates are determining some of the inputs for our stock option fair value calculation and assessing the valuation allowance for income taxes.

We consider the following accounting policies to be those most important to the portrayal of our results of operations and financial condition:

Revenue Recognition . The Company provides its marketing and  promotional services to agents or brokers via a web-based portal that allows for credit card payments. Customers may pay a monthly recurring fee or an annual fee. Some customers additionally pay a one-time set up fee. Monthly recurring fees are recognized in the month the service is rendered. Collection of one-time set up fees and annual services fees give rise to recognized monthly revenue in the then-current month as well as deferred revenue liabilities representing the collected fee for services yet to be delivered.

Income Taxes . The Company accounts for income taxes using an asset and liability approach to financial accounting and reporting for income taxes. Accordingly, deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount in the consolidated financial statements. Deferred tax amounts are determined using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted tax law. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change in deferred tax assets and liabilities during the period. The Company has recorded a full valuation allowance for its net deferred tax assets as of October 31, 2013 and 2012 because realization of those assets is not reasonably assured.

The Company will recognize a financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

15

The Company believes its income tax filing positions and deductions will be sustained upon examination and, accordingly, no reserves, or related accruals for interest and penalties has been recorded at October 31, 2013 and 2012.

Share-Based Compensation   The Company accounts for stock incentive plans by measurement and recognition of compensation expense for all stock-based awards based on estimated fair values, net of estimated forfeitures. Share-based compensation expense recognized for the years ended October 31, 2013 and 2012 includes compensation cost for restricted stock awards and stock options. The Company uses the Black- Scholes option-pricing model to determine the fair value of options granted as of the grant date.

Accounts Receivable . The Company provides its marketing and promotional services to agents or brokers via a web-based portal that allows for credit card payments. The Company recognizes accounts receivable for amounts uncollected from the credit card service provider at the end of the accounting period. The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company maintains reserves for potential credit losses, and such losses traditionally have been within its expectations. For the year ended October 31, 2013, the Company determined the allowance for doubtful accounts to be $76,823.

Office Equipment and Fixtures . Office equipment and fixtures are recorded at cost. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in operating income.

Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets as follows:

Computer equipment	3 years

Intangible Assets .

On October 3, 2012, Next 1 Interactive, Inc. (“Next 1”) entered a securities exchange agreement and exercised the option purchase agreement to purchase 664.1 common shares of Real Biz Holdings, Inc. Next 1 applied $300,000 of cash, issued a Series D Preferred stock subscription agreement for 380,000 shares and agreed to a $50,000 thirty day (30) day post closing final buyout bringing the total value of the agreement to $2,250,000.

Next 1 accounted for the acquisition utilizing the purchase method of accounting in accordance with ASC 805 "Business Combinations". Next 1 is the acquirer for accounting purposes and Real Biz Holdings, Inc. is the acquired Company. Accordingly, Next 1 applied push-down accounting and adjusted to fair value all of the assets and liabilities directly on the financial statements of the subsidiary, Real Biz Holdings, Inc.

The net purchase price, including acquisition costs paid by Next 1, was allocated to assets acquired and liabilities assume on the records of the Next 1 as follows:

Cash	$34,366
Other current assets	40,696
Intangible asset	4,796,178
4,871,240

Accounts payable, accrued expenses and other miscellaneous payables	2,330,846
Deferred revenue	48,569
Convertible notes payable to officer	241,825
2,621,240
Net purchase price	$2,250,000

Recently Issued Accounting Pronouncements

In July 2013, the FASB issued Accounting Standards Update No. 2013-11, "Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists" ("ASU No. 2013-11"). ASU No. 2013-11 requires an entity to present an unrecognized tax benefit, or a portion of an unrecognized tax benefit, in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, with limited exceptions. ASU No. 2013-11 is effective for interim and annual periods beginning after December 15, 2013 and may be applied retrospectively. The adoption of the provisions of ASU No. 2013-11 is not expected to have a material impact on the company's financial position or results of operations.

16

In March 2013, the FASB issued Accounting Standards Update No. 2013-05, "Parent's Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity" ("ASU No. 2013-05"). ASU No. 2013-05 requires an entity that ceases to have a controlling financial interest in a subsidiary or group of assets within a foreign entity to release any related cumulative translation adjustment into net income. Accordingly, the cumulative translation adjustment should be released into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. ASU No. 2013-05 is effective for interim and annual periods beginning after December 15, 2013, with early adoption permitted and is to be applied prospectively. The adoption of the provisions of ASU No. 2013-05 is not expected to have a material impact on the company's financial position or results of operations.

In February 2013, the FASB issued Accounting Standards Update No. 2013-04, "Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date" ("ASU No. 2013-04"). ASU No. 2013-04 provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of the guidance is fixed at the reporting date, as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. In addition, ASU No. 2013-04 requires an entity to disclose the nature and amount of the obligation, as well as other information.

Seasonality of Business

The residential real estate market has traditionally experienced seasonality, with a peak in the spring and summer seasons and a decrease in activity during the fall and winter seasons. Revenues in each quarter can be significantly affected by activity during the prior quarter, given the time lag between contract execution and closing. A typical real estate transaction has a 30 day lag between contract signing and closing of the transaction.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

17

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered Shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the Selling Stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 16,657,671 shares of our common stock. This prospectus covers the offer and disposition by the Selling Stockholders identified below, or their transferee(s), of a total of 16,657,161 shares of our common stock. Of the shares of common stock being offered under this prospectus all 16,657,671 were acquired by the purchasers in our Private Placements or private placements of Next 1 Interactive, Inc., the owner of a majority of our voting securities and excludes 5,602,732 shares that are able to be acquired pursuant to the Warrants we issued in connection with our Private Placement, which Warrants are currently exercisable.

The Shares sold to the Selling Stockholders in the Private Placement were sold pursuant to an exemption from registration provided by Rule 506 of Regulation D under the Securities Act. In connection therewith, the investors made to us certain representations, warranties, covenants, and conditions customary for private placement investments to accredited investors.

The table below presents information regarding the Selling Stockholders and the Shares that they may sell or otherwise dispose of from time to time under this prospectus. The table is based on information supplied to us by the Selling Stockholders and reflects holdings as of February 28, 2014. Percentages of beneficial ownership are based upon 58,221,112 shares of common stock outstanding as of February 28, 2014. Beneficial ownership is determined under Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act of 1934”) and generally includes voting or investment power with respect to securities and including any securities that grant the Selling Stockholders the right to acquire common stock within 60 days of February 28, 2014. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the Shares, subject to community property laws where applicable.

We do not know when or in what amounts the Selling Stockholders may sell or otherwise dispose of the Shares covered hereby. We currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the Shares by them other than the registration rights agreements described below. The Selling Stockholders might not sell any or all of the Shares covered by this prospectus or may sell or dispose of some or all of the Shares other than pursuant to this prospectus. Because the Selling Stockholders may not sell or otherwise dispose of some or all of the Shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the Shares, we cannot estimate the number of the Shares that will be held by the Selling Stockholders after completion of the offering.

None of the Selling Security holders or any of their affiliates has held any position or office or had any other material relationship with us in the past three years except as described in the footnotes to the table.

The Shares being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the Selling Stockholders named below.

The Selling Stockholders, or their partners, pledgees, donees, transferees or other successors that receive the Shares and their corresponding registration in accordance with the registration rights agreement to which the Selling Stockholder is party (each also a Selling Stockholder for purposes of this prospectus), may sell up to all of the Shares shown in the table below under the heading “Total Shares Offered By Selling Stockholder in the Offering Covered by this Prospectus” pursuant to this Prospectus in one or more transactions from time to time as described below under “Plan of Distribution.” However, the Selling Stockholders are not obligated to sell any of the Shares offered by this prospectus.

Information about the Selling Stockholders may change from time to time. Any changed information with respect to which we are given notice will be included in prospectus supplements.

18

		FN	Shares Beneficially Owned Before the Sale of all Shares Covered by this Prospectus	Percentage of Beneficial Ownership Before the Sale of all Shares Covered by this Prospectus		Total Shares Offered By Selling Stockholder in the Offering Covered by this Prospectus	Shares Beneficially Owned After the Sale of all Shares Covered by this Prospectus	Percentage of Beneficial Ownership After the Sale of all Shares Covered by this Prospectus
1	Shifman Holdings Limited	1	2,000,000	3.3%		500,000	1,500,000	2.5%
2	Mark Bottrill	2	200,000	*	%	50,000	150,000	*	%
3	Stephen Romsdahl	3	4,819,800	7.7%		655,000	4,164,800	6.7%
4	Kenneth Forcier	4	450,000	*	%	112,500	337,500	*	%
5	1500985 Ontario Ltd	5	833,300	1.4%		125,000	708,300	1.2%
6	Brian Bernardo	6	833,300	1.4%		125,000	708,300	1.2%
7	Grant Wells	7	500,000	*	%	125,000	375,000	*	%
8	John Markun	8	500,000	*	%	125,000	375,000	*	%
9	Dr. William D. Hyman	9	1,866,580	3.1%		250,000	1,616,580	2.7%
10	Glenn Woolfrey	10	800,000	1.4%		200,000	600,000	1.0%
11	David Hembree	11	4,433,140	7.1%		500,000	3,933,140	6.3%
12	Malcolm Christopher Leslie	12	500,000	*	%	125,000	375,000	*	%
13	Kenneth MacAlpine		2,500,000	4.3%		625,000	1,875,000	3.2%
14	George C. Hiller	13	600,000	1.0%		125,000	475,000	*	%
15	John McLaughlin	14	500,000	*	%	125,000	375,000	*	%
16	Scott Niles		200,000	*	%	50,000	150,000	*	%
17	Michael N. Emmerman	15	3,000,000	4.9%		750,000	2,250,000	3.7%
18	William La Macchia	16	5,799,820	9.1%		1,000,000	4,799,820	7.5%
19	F. Berdon & Co., LLC.	17	2,905,233	4.8%		500,000	2,405,233	4.0%
20	Donald Mark Fiorito	18	1,066,660	1.8%		266,665	799,995	1.4%
21	Ian MacGillivray	19	20,000	*	%	5,000	15,000	*	%
22	Cole Fiorito	20	20,000	*	%	5,000	15,000	*	%
23	Bruce Gibson	21	20,000	*	%	5,000	15,000	*	%
24	Talmer West Bank as Custodian fbo C. Gordon Niles IRA	22	400,000	*	%	100,000	300,000	*	%
25	Frame Mining Corporation	23	2,333,300	3.9%		500,000	1,833,300	3.0%
26	Carolyn Dalgarno	24	300,000	*	%	75,000	225,000	*	%
27	Bribak Holdings Inc.	25	500,000	*	%	125,000	375,000	*	%
28	Kevin Costner	26	4,000,000	6.4%		400,000	3,600,000	5.8%
29	Michael Stastny	27	2,550,000	4.3%		637,500	1,912,500	3.2%
30	Sandrose Development Corporation	28	600,000	1.0%		150,000	450,000	*	%
31	Talmer West Bank As Custodian fbo C. Gordon Niles	29	300,000	*	%	75,000	225,000	*	%
32	Michael Emmerman	30	1,066,560	1.8%		266,640	799,920	1.3%
33	Peter Gray	31	733,260	1.2%		183,315	549,945	*	%
34	James Donnelly	32	733,260	1.2%		183,315	549,945	*	%
35	Craig McCotter	33	3,333,100	5.5%		708,275	2,624,825	4.3%
36	Ricky W. Ott	34	666,600	1.1%		166,650	499,950	*	%
37	ICG USA LLC	35	60,000	*	%	15,000	45,000	*	%
38	Glen W Keuper Trustee U/A DTD 12-09-99 Glen W. Keuper Living Trust	36	1,839,840	3.1%		429,960	1,409,880	2.4%
39	Ronald W. Mims	37	483,290	*	%	108,323	374,968	*	%
40	TH Jayaram	38	1,133,240	1.9%		258,310	874,930	1.5%
41	Alva Gaskey		85,825	*	%	21,456	64,369	*	%
42	Peter Quinn	39	333,300	*	%	83,325	249,975	*	%
43	LouWrens Van Der Linden 2004 Revocable Trust	40	333,300	*	%	83,325	249,975	*	%
44	Robert W. Barfield	41	746,610	1.3%		164,153	582,458	1.0%
45	Randi Dupont Lauren	42	689,943	1.2%		157,486	532,457	*	%
46	D. Michael Meyer	43	199,980	*	%	49,995	149,985	*	%
47	Karen Winter	44	199,980	*	%	49,995	149,985	*	%
48	William D. McLeod	45	269,973	*	%	67,493	202,480	*	%
49	Roberta L. Hutton	46	199,980	*	%	49,995	149,985	*	%
50	Thomas & Marlo Meredith	47	199,980	*	%	49,995	149,985	*	%
51	Christian Hipp	48	199,980	*	%	49,995	149,985	*	%
52	David Oliver	49	199,980	*	%	49,995	149,985	*	%
53	Barry Bate	50	636,618	1.1%		152,905	483,714	*	%
54	Frank Dallison	51	166,650	*	%	41,663	124,988	*	%
55	David Markovic	52	139,986	*	%	34,997	104,990	*	%
56	Doreen Margaret Kerby	53	133,320	*	%	33,330	99,990	*	%
57	Diane P. Mims	54	133,320	*	%	33,330	99,990	*	%
58	Shauna Hannan	55	99,990	*	%	24,998	74,993	*	%
59	Jan Hervert	56	99,990	*	%	24,998	74,993	*	%
60	Kim Williams	57	99,990	*	%	24,998	74,993	*	%
61	Richard Molinsky	58	70,660	*	%	17,665	52,995	*	%
62	Dr. Robert Lichtenstein	59	69,993	*	%	17,498	52,495	*	%
63	Vanessa K. Keuper Living Trust Vanessa K Keuper Trustee	60	126,654	*	%	31,664	94,991	*	%
64	Glenn Woolfrey	61	66,660	*	%	16,665	49,995	*	%
65	Fred Graham	62	66,660	*	%	16,665	49,995	*	%
66	Habib Faris	63	66,660	*	%	16,665	49,995	*	%
67	Wilbert Speedy	64	33,330	*	%	8,333	24,998	*	%
68	1777728 Ontario Inc.	65	200,000	*	%	50,000	150,000	*	%
69	Andrew Stastny	66	200,000	*	%	25,000	175,000	*	%
70	Anthony Byron		68,560	*	%	17,140	51,420	*	%
71	Arthur Thomas Siachos	67	600,000	1.0%		75,000	525,000	*	%
72	Barbara Brittain		300,000	*	%	75,000	225,000	*	%
73	Brian Hinton	68	73,330	*	%	13,333	59,998	*	%
74	Brian Petersburg		86,658	*	%	21,665	64,994	*	%
75	Compass Point Partners LP	69	133,320	*	%	33,330	99,990	*	%
76	Corey Lambrecht	70	80,000	*	%	10,000	70,000	*	%
77	Craig Johnstone	71	140,000	*	%	17,500	122,500	*	%
78	David G Young	72	180,000	*	%	22,500	157,500	*	%
79	David Howard	73	379,985	*	%	84,996	294,989	*	%
80	David Mason		159,992	*	%	39,998	119,994	*	%
81	Dipak Rao	74	2,313,290	3.9%		483,323	1,829,968	3.1%
82	Douglas Trotter		219,990	*	%	54,998	164,993	*	%
83	DPIT 1 LLC	75	462,148	*	%	57,769	404,380	*	%
84	Erin Bruce and Gerald Hamilton JT Ten	76	520,000	*	%	65,000	455,000	*	%
85	Evan Schwartz	77	120,000	*	%	15,000	105,000	*	%
86	George Kaufman	78	125,316	*	%	15,665	109,652	*	%
87	Gerald T Laurie	79	60,000	*	%	7,500	52,500	*	%
88	Gordon Braudaway		480,326	*	%	120,082	360,245	*	%
89	Gregg Olsen	80	120,000	*	%	15,000	105,000	*	%
90	Gregory M Davis	81	100,000	*	%	12,500	87,500	*	%
91	Gregory Smock & Rita Smock JTWROS	82	240,000	*	%	30,000	210,000	*	%
92	Gwynfor Weekes	83	8,000	*	%	1,000	7,000	*	%
93	Helene Shifman	84	500,000	*	%	62,500	437,500	*	%
94	Jack Barry Orr	85	1,419,950	2.4%		342,488	1,077,463	1.8%
95	Jacquelynn Cooper	86	20,000	*	%	2,500	17,500	*	%
96	James Anthony Janick	87	60,000	*	%	7,500	52,500	*	%
97	James E Reasoner	88	140,000	*	%	17,500	122,500	*	%
98	James F Drake	89	160,000	*	%	20,000	140,000	*	%
99	James F Higgins	90	60,000	*	%	7,500	52,500	*	%
100	James M Farrell	91	60,000	*	%	7,500	52,500	*	%
101	Jeffrey D Peterson	92	80,000	*	%	10,000	70,000	*	%
102	John A Tovar & Hella M Tovar JTWROS		1,059,970	1.8%		264,993	794,978	1.4%
103	John E Peterson	93	40,000	*	%	5,000	35,000	*	%
104	John Roper		6,000	*	%	1,500	4,500	*	%
105	Josephine Pottinger		3,999,950	6.9%		399,995	3,599,955	6.2%
106	Keith Roper	94	96,660	*	%	20,415	76,245	*	%
107	Mammoth Corporation	95	180,000	*	%	22,500	157,500	*	%
108	Mark G K Christensen	96	120,000	*	%	15,000	105,000	*	%
109	Mark Jackson & Leeann Jackson JTWROS	97	200,000	*	%	25,000	175,000	*	%
110	Max Embacher	98	140,000	*	%	17,500	122,500	*	%
111	Max Nalder	99	80,000	*	%	10,000	70,000	*	%
112	Optimum Mechanical Systems Inc.	100	120,000	*	%	15,000	105,000	*	%
113	Paul E Deboer & Sherry A Deboer JTWROS	101	1,000,000	1.7%		125,000	875,000	1.5%
114	Pauline Bate	102	216,650	*	%	47,913	168,738	*	%
115	Philip Coniglio	103	200,000	*	%	25,000	175,000	*	%
116	RBC Capital Markets LLC Cust FBO John Marzitelli ROTH IRA	104	80,000	*	%	10,000	70,000	*	%
117	Reicher Limited Partnership	105	200,000	*	%	25,000	175,000	*	%
118	Richard Morgan	106	20,000	*	%	2,500	17,500	*	%
119	Richard Morgan & Diane Morgan JWTROS	107	20,000	*	%	2,500	17,500	*	%
120	Richard Stastny	108	60,000	*	%	7,500	52,500	*	%
121	Ron Seales	109	40,000	*	%	5,000	35,000	*	%
122	Scott Smith	110	220,000	*	%	27,500	192,500	*	%
123	Sean Douglas		100,000	*	%	25,000	75,000	*	%
124	Sean McCallion		233,325	*	%	58,331	174,994	*	%
125	Steven McKay	111	400,000	*	%	50,000	350,000	*	%
126	Stockbridge Enterprises LP	112	120,000	*	%	15,000	105,000	*	%
127	Thomas Barrow and Stephanie Barrow JTWROS		433,290	*	%	108,323	324,968	*	%
128	Trevor Harwood	113	1,136,658	2.0%		279,165	857,494	1.5%
129	Warberg Opportunistic Trading Fund LP	114	333,300	*	%	83,325	249,975	*	%
130	Whitney Galloway	115	20,000	*	%	2,500	17,500	*	%
131	William Lapp	116	200,000	*	%	25,000	175,000	*	%
132	Pat Cioffi	117	199,980	*	%	49,995	149,985	*	%
133	Heather Martin		133,320	*	%	33,330	99,990	*	%
134	Orfalinda Rouse	118	83,325	*	%	20,831	62,494	*	%
135	Andrae Roberts		133,320	*	%	33,330	99,990	*	%
136	Frank Anderson	119	83,325	*	%	20,831	62,494	*	%
137	Nicole Anais Vanden Huevel	120	103,325	*	%	23,331	79,994	*	%
138	John Marzitelli	121	80,000	*	%	10,000	70,000	*	%
139	William McLoed	122	120,000	*	%	15,000	105,000	*	%
140	Donna Rae Stuckey		2,500,000	4.3%		593,750	1,906,250	3.3%
141	Michael Craig		808,000	1.4%		190,000	618,000	1.1%

			86,260,858			16,657,671	69,603,187

* less than 1%

19

Footnotes to Selling Security Holder Schedule

(1)	Shifman Holdings Limited, whose principal is Shelly Shifman, owns 20,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 2,000,000 shares of RealBiz Common Shares.

(2)	Consists of 1,800 Next 1 Series B Dual Convertible Preferred Shares which can convert into 180,000 shares of RealBiz Common Shares and 20,000 RealBiz Common Shares.

(3)	Consists of 18,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 1,800,000 shares of RealBiz Common Shares, 60,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 1,999,800 shares of RealBiz Common Shares, 820,000 RealBiz Common Shares and a warrant to purchase 200,000 RealBiz Common Shares.

(4)	Consists of 4,500 Next 1 Series B Dual Convertible Preferred Shares which can convert into 450,000 shares of RealBiz Common Shares.

(5)	1500985 Ontario Limited, whose principal is Paul Schmidt, owns 5,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 500,000 shares of RealBiz Common Shares and 10,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 333,300 shares of RealBiz Common Shares.

(6)	Consists of 5,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 500,000 shares of RealBiz Common Shares and 10,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 333,300 shares of RealBiz Common Shares.

(7)	Consists of 5,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 500,000 shares of RealBiz Common Shares.

(8)	Consists of 5,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 500,000 shares of RealBiz Common Shares.

(9)	Consists of 10,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 1,000,000 shares of RealBiz Common Shares and 26,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 866,580 shares of RealBiz Common Shares.

(10)	Consists of 8,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 800,000 shares of RealBiz Common Shares.

(11)	Consists of 20,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 2,000,000 shares of RealBiz Common Shares, 10,000 Next 1 Series C Dual Convertible Preferred Shares which can convert into 500,000 shares of RealBiz Common Shares and 58,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 1,933,140 shares of RealBiz Common Shares.

(12)	Consists of 5,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 500,000 shares of RealBiz Common Shares.

(13)	Consists of 5,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 500,000 shares of RealBiz Common Shares, 50,000 shares of RealBiz Common Shares, and a warrant to purchase 50,000 RealBiz Common Shares.

(14)	Consists of 5,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 500,000 shares of RealBiz Common Shares.

20

(15)	Consists of 30,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 3,000,000 shares of RealBiz Common Shares.

(16)	Consists of 40,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 4,000,000 shares of RealBiz Common Shares, and 54,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 1,799,820 shares of RealBiz Common Shares.

(17)	F. Berdon & Co., LLC, whose principal is Frederick Berdon owns 2,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 200,000 shares of RealBiz Common Shares, $678,000 of Next 1 Convertible Debt which can convert into 13,560,000 of RealBiz Common Shares and 800,000 shares of RealBiz Common Shares. The Next 1 Convertible Debt only allows the noteholder to own up to 4.99% of Company’s outstanding shares and so only 1,905,233 are included as beneficially owned in this Registration Statement.

(18)	Consists of 7,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 700,000 shares of RealBiz Common Shares and 366,000 shares of RealBiz Common Shares.

(19)	Consists of 200 Next 1 Series B Dual Convertible Preferred Shares which can convert into 20,000 shares of RealBiz Common Shares.

(20)	Consists of 200 Next 1 Series B Dual Convertible Preferred Shares which can convert into 20,000 shares of RealBiz Common Shares.

(21)	Consists of 200 Next 1 Series B Dual Convertible Preferred Shares which can convert into 20,000 shares of RealBiz Common Shares.

(22)	Talmer West Bank as Custodian fbo C. Gordon Niles IRA, whose principal is C. Gordon Niles, owns 400,000 shares of RealBiz Common Shares.

(23)	Frame Mining Corporation, whose principal is Clifford Frame, owns 20,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 2,000,000 shares of RealBiz Common Shares, and 10,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 333,300 shares of RealBiz Common Shares.

(24)	Consists of 3,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 300,000 shares of RealBiz Common Shares.

(25)	Bribak Holdings, Inc, whose principal is Brian Baker, owns 5,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 500,000 shares of RealBiz Common Shares.

(26)	Consists of 40,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 4,000,000 shares of RealBiz Common Shares.

(27)	Consists of 15,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 1,500,000 shares of RealBiz Common Shares, and 1,050,000 shares of RealBiz Common Shares.

(28)	Sandrose Corporation, whose principal is Garry Bond, owns 6,000 Next 1 Series B Dual Convertible Preferred Shares which can convert into 600,000 shares of RealBiz Common Shares.

(29)	Talmer West Bank as Custodian fbo C. Gordon Niles, whose principal is C. Gordon Niles, owns 300,000 shares of RealBiz Common Shares.

21

(30)	Consists of 32,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 1,066,560 shares of RealBiz Common Shares.

(31)	Consists of 22,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 733,260 shares of RealBiz Common Shares.

(32)	Consists of 22,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 733,260 shares of RealBiz Common Shares.

(33)	Consists of 70,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 2,333,100 shares of RealBiz Common Shares, 500,000 shares of RealBiz Common Shares, and a warrant to purchase 500,000 RealBiz Common Shares.

(34)	Consists of 20,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 666,600 shares of RealBiz Common Shares.

(35)	ICG USA LLC, whose principals are Brian Nord and Larry Russell, own 60,000 shares of RealBiz Common Shares.

(36)	Glen W. Keuper Trustee U/A DTD 12-09-99 Glen W. Keuper Living Trust, whose principal is Glen W. Keuper, owns 48,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 1,599,840 shares of RealBiz Common Shares, 120,000 shares of RealBiz Common Shares, and a warrant to purchase 120,000 RealBiz Common Shares.

(37)	Consists of 13,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 433,290 shares of RealBiz Common Shares and a warrant to purchase 50,000 RealBiz Common Shares.

(38)	Consists of 28,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 933,240 shares of RealBiz Common Shares, 100,000 shares of RealBiz Common Shares, and a warrant to purchase 100,000 RealBiz Common Shares.

(39)	Consists of 10,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 333,300 shares of RealBiz Common Shares.

(40)	LouWrens Van Der Linden 2004 Revocable Trust, whose principal is LouWrens Van Der Linden, owns 10,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 333,300 shares of RealBiz Common Shares.

(41)	Consists of 17,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 566,610 shares of RealBiz Common Shares, 90,000 shares of RealBiz Common Shares, and a warrant to purchase 90,000 shares.

(42)	Consists of 17,100 Next 1 Series D Dual Convertible Preferred Shares which can convert into 569,943 shares of RealBiz Common Shares, and 60,000 shares of RealBiz Common Shares, and a warrant to purchase 60,000 shares.

(43)	Consists of 6,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 199,980 shares of RealBiz Common Shares.

(44)	Consists of 6,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 199,980 shares of RealBiz Common Shares.

22

(45)	Consists of 8,100 Next 1 Series D Dual Convertible Preferred Shares which can convert into 269,973 shares of RealBiz Common Shares.

(46)	Consists of 6,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 199,980 shares of RealBiz Common Shares.

(47)	Consists of 6,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 199,980 shares of RealBiz Common Shares.

(48)	Consists of 6,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 199,980 shares of RealBiz Common Shares.

(49)	Consists of 6,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 199,980 shares of RealBiz Common Shares.

(50)	Consists of 611,618 shares of RealBiz Common Shares, and a warrant to purchase 25,000 RealBiz Common Shares.

(51)	Consists of 5,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 166,650 shares of RealBiz Common Shares.

(52)	Consists of 4,200 Next 1 Series D Dual Convertible Preferred Shares which can convert into 139,986 shares of RealBiz Common Shares.

(53)	Consists of 4,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 133,320 shares of RealBiz Common Shares.

(54)	Consists of 4,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 133,320 shares of RealBiz Common Shares.

(55)	Consists of 3,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 99,990 shares of RealBiz Common Shares.

(56)	Consists of 3,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 99,990 shares of RealBiz Common Shares.

(57)	Consists of 3,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 99,990 shares of RealBiz Common Shares.

(58)	Consists of 2,120 Next 1 Series D Dual Convertible Preferred Shares which can convert into 70,660 shares of RealBiz Common Shares.

(59)	Consists of 2,100 Next 1 Series D Dual Convertible Preferred Shares which can convert into 69,993 shares of RealBiz Common Shares.

(60)	Vanessa K. Keuper Living Trust Vanessa K. Keuper Trustee, whose principal is Vanessa K. Keuper, owns 3,800 Next 1 Series D Dual Convertible Preferred Shares which can convert into 126,654 shares of RealBiz Common Shares.

(61)	Consists of 2,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 66,660 shares of RealBiz Common Shares.

(62)	Consists of 2,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 66,660 shares of RealBiz Common Shares.

23

(63)	Consists of 2,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 66,660 shares of RealBiz Common Shares.

(64)	Consists of 1,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 33,330 shares of RealBiz Common Shares.

(65)	1777728 Ontario Inc., whose principal is Vince Bergin, owns 200,000 shares of RealBiz Common Shares.

(66)	Consists of 100,000 RealBiz Common Shares and a warrant to purchase 100,000 RealBiz Common Shares.

(67)	Consists of 300,000 RealBiz Common Shares and a warrant to purchase 300,000 RealBiz Common Shares.

(68)	Consists of 53,330 RealBiz Common Shares and a warrant to purchase 20,000 RealBiz Common Shares.

(69)	Compass Point Partners LP, whose principal is J. Eric Wagoner, owns 133,320 shares of RealBiz Common Shares.

(70)	Consists of 40,000 RealBiz Common Shares and a warrant to purchase 40,000 RealBiz Common Shares.

(71)	Consists of 70,000 RealBiz Common Shares and a warrant to purchase 70,000 RealBiz Common Shares.

(72)	Consists of 90,000 RealBiz Common Shares and a warrant to purchase 90,000 RealBiz Common Shares.

(73)	Consists of 339,985 RealBiz Common Shares and a warrant to purchase 40,000 RealBiz Common Shares.

(74)	Consists of 1,933,290 RealBiz Common Shares and a warrant to purchase 380,000 RealBiz Common Shares.

(75)	DPIT 1 LLC, whose principal is Sam Del Presto, owns 231,074 RealBiz Common Shares and a warrant to purchase 231,074 RealBiz Common Shares.

(76)	Consists of 260,000 RealBiz Common Shares and a warrant to purchase 260,000 RealBiz Common Shares.

(77)	Consists of 60,000 RealBiz Common Shares and a warrant to purchase 60,000 RealBiz Common Shares.

(78)	Consists of 62,658 RealBiz Common Shares and a warrant to purchase 62,658 RealBiz Common Shares.

(79)	Consists of 30,000 RealBiz Common Shares and a warrant to purchase 30,000 RealBiz Common Shares.

(80)	Consists of 60,000 RealBiz Common Shares and a warrant to purchase 60,000 RealBiz Common Shares.

(81)	Consists of 50,000 RealBiz Common Shares and a warrant to purchase 50,000 RealBiz Common Shares.

(82)	Consists of 120,000 RealBiz Common Shares and a warrant to purchase 120,000 RealBiz Common Shares.

(83)	Consists of 4,000 RealBiz Common Shares and a warrant to purchase 4,000 RealBiz Common Shares.

(84)	Consists of 250,000 RealBiz Common Shares and a warrant to purchase 250,000 RealBiz Common Shares.

(85)	Consists of 1,359,950 RealBiz Common Shares and a warrant to purchase 50,000 RealBiz Common Shares.

24

(86)	Consists of 10,000 RealBiz Common Shares and a warrant to purchase 10,000 RealBiz Common Shares.

(87)	Consists of 30,000 RealBiz Common Shares and a warrant to purchase 30,000 RealBiz Common Shares.

(88)	Consists of 70,000 RealBiz Common Shares and a warrant to purchase 70,000 RealBiz Common Shares.

(89)	Consists of 80,000 RealBiz Common Shares and a warrant to purchase 80,000 RealBiz Common Shares.

(90)	Consists of 30,000 RealBiz Common Shares and a warrant to purchase 30,000 RealBiz Common Shares.

(91)	Consists of 30,000 RealBiz Common Shares and a warrant to purchase 30,000 RealBiz Common Shares.

(92)	Consists of 40,000 RealBiz Common Shares and a warrant to purchase 40,000 RealBiz Common Shares.

(93)	Consists of 20,000 RealBiz Common Shares and a warrant to purchase 20,000 RealBiz Common Shares.

(94)	Consists of 81,660 RealBiz Common Shares and a warrant to purchase 15,000 RealBiz Common Shares.

(95)	Mammoth Corporation, whose principal is Brad Hare, owns 90,000 RealBiz Common Shares and a warrant to purchase 90,000 RealBiz Common Shares.

(96)	Consists of 60,000 RealBiz Common Shares and a warrant to purchase 60,000 RealBiz Common Shares.

(97)	Consists of 100,000 RealBiz Common Shares and a warrant to purchase 100,000 RealBiz Common Shares.

(98)	Consists of 70,000 RealBiz Common Shares and a warrant to purchase 70,000 RealBiz Common Shares.

(99)	Consists of 40,000 RealBiz Common Shares and a warrant to purchase 40,000 RealBiz Common Shares.

(100)	Optimum Mechanical Systems Inc., whose principal is John Marzitelli, owns 60,000 RealBiz Common Shares and a warrant to purchase 60,000 RealBiz Common Shares.

(101)	Consists of 500,000 RealBiz Common Shares and a warrant to purchase 500,000 RealBiz Common Shares.

(102)	Consists of 191,650 RealBiz Common Shares and a warrant to purchase 25,000 RealBiz Common Shares.

(103)	Consists of 100,000 RealBiz Common Shares and a warrant to purchase 100,000 RealBiz Common Shares.

(104)	RBC Capital Markets LLC Cust FBO John Marzitelli ROTH IRA, whose principal is John Marzitelli, owns 40,000 RealBiz Common Shares and a warrant to purchase 40,000 RealBiz Common Shares.

(105)	Reicher Limited Partnership, whose principal is Donna Perry, owns of 100,000 RealBiz Common Shares and a warrant to purchase 100,000 RealBiz Common Shares.

(106)	Consists of 10,000 RealBiz Common Shares and a warrant to purchase 10,000 RealBiz Common Shares.

(107)	Consists of 10,000 RealBiz Common Shares and a warrant to purchase 10,000 RealBiz Common Shares.

(108)	Consists of 30,000 RealBiz Common Shares and a warrant to purchase 30,000 RealBiz Common Shares.

(109)	Consists of 20,000 RealBiz Common Shares and a warrant to purchase 20,000 RealBiz Common Shares.

(110)	Consists of 110,000 RealBiz Common Shares and a warrant to purchase 110,000 RealBiz Common Shares.

25

(111)	Consists of 200,000 RealBiz Common Shares and a warrant to purchase 200,000 RealBiz Common Shares.

(112)	Stockbridge Enterprises LP., whose principal is Mitchell Saltz, owns 60,000 RealBiz Common Shares and a warrant to purchase 60,000 RealBiz Common Shares.

(113)	Consists of 1,116,658 RealBiz Common Shares and a warrant to purchase 20,000 RealBiz Common Shares.

(114)	Warberg Oppportunistic Trading Fund LP, whose principals are Daniel Warsh and Jonathan Blumberg, owns 333,300 RealBiz Common Shares.

(115)	Consists of 10,000 RealBiz Common Shares and a warrant to purchase 10,000 RealBiz Common Shares.

(116)	Consists of 100,000 RealBiz Common Shares and a warrant to purchase 100,000 RealBiz Common Shares.

(117)	Consists of 6,000 Next 1 Series D Dual Convertible Preferred Shares which can convert into 199,980 shares of RealBiz Common Shares.

(118)	Consists of 2,500 Next 1 Series D Dual Convertible Preferred Shares which can convert into 83,325 shares of RealBiz Common Shares.

(119)	Consists of 1,500 Next 1 Series D Dual Convertible Preferred Shares which can convert into 49,995 shares of RealBiz Common Shares, and 33,330 shares of RealBiz Common Shares.

(120)	Consists of 2,500 Next 1 Series D Dual Convertible Preferred Shares which can convert into 83,325 shares of RealBiz Common Shares, 10,000 shares of RealBiz Common Shares, and a warrant to purchase 10,000 RealBiz Common Shares.

(121)	Consists of 40,000 RealBiz Common Shares and a warrant to purchase 40,000 RealBiz Common Shares.

(122)	Consists of 60,000 RealBiz Common Shares and a warrant to purchase 60,000 RealBiz Common Shares.

26

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Directors, Executive Officers and Other Key Employees

Our Board of Directors and management team includes:

Name	Age	Position(s)	Independent Director
Bill Kerby	56	Director (Chairman), Chief Executive Officer	No

Adam Friedman	49	Chief Financial Officer	N/A

Donald Monaco	61	Director	Yes

Deborah Linden	58	Chief Operating Officer, Director	No

Robert A. Buntz, Jr.	61	Director	No

Steven Marques	53	Chief Revenue Officer	N/A

Doug Checkeris	58	Acting Chief Marketing Officer, Director	No

Keith A. White	51	Director	Yes

Patrick Scheltgen	47	Chief Information Officer	N/A

Mark Lemon	54	Chief Technology Officer	N/A

Biographies for the members of our Board of Directors and our management team are set forth below:

William Kerby – Chief Executive Officer and Chairman:

On December 21, 2012, the board of directors of the Company appointed William Kerby, age 56, to the position of Chief Executive Officer and Chairman of the Board of the Company. Mr. Kerby is the founder of Next 1, Interactive, Inc. From 2008 to present, he has been the architect of the Next 1 model, overseeing the development and operations of the Travel, Real Estate and Media divisions of the company. From 2004 to 2008, Mr. Kerby served as the Chairman and CEO of Extraordinary Vacations Group whose operations included Cruise & Vacation Shoppes, Maupintour Extraordinary Vacations and the Travel Magazine - a TV series of 160 travel shows. From 2002 to 2004 Mr. Kerby was Chairman of Cruise & Vacation Shoppes after it was acquired by a small group of investors and management from Travelbyus. Mr. Kerby was given the mandate to expand the operations focusing on a “marketing driven travel model.” In June 2004 Cruise & Vacation Shoppe was merged into Extraordinary Vacations Group. From 1999 to 2002 Mr. Kerby founded and managed Travelbyus, a publicly traded company on the TSX and NASD Small Cap. The launch included an intellectually patented travel model that utilized technology-based marketing to promote its travel services and products. Mr. Kerby negotiated the acquisition and financing of 21Companies encompassing multiple tour operators, 2,100 travel agencies, media that included print, television, outdoor billboard and wireless applications and leading edge technology in order to build and complete the Travelbyus model. The company had over 500 employees, gross revenues exceeding $3 billion and a Market Cap over $900 million. Prior to this Mr. Kerby founded Leisure Canada – a company that included a nationwide Travel Agency, international tour operations, travel magazines and the Master Franchise for Thrifty Car Rental British Columbia.

The Board believes that Mr. Kerby’s vast knowledge of the industry and extensive experience in senior corporate positions make him ideally qualified to help lead the Company. His executive leadership and operational experience provide him with a broad understanding of the operational, financial and strategic issues facing public companies. His service with other public companies provides him with extensive corporate governance knowledge.

27

Adam Friedman - Chief Financial Officer:

On December 21, 2012, the board of directors of the Company appointed Adam Friedman, age 49, to the position of Chief Financial Officer of the Company. Mr. Friedman has served as the Chief Financial Officer of Next 1 Interactive, Inc. since 2010. From 2006 to 2010, Mr. Friedman had previously served as Chief Financial Officer, Corporate Secretary, and Controller for MDwerks, Inc. (“MDwerks”) where his responsibilities included overseeing the company’s finances, human resources department, U.S. Securities & Exchange Commission compliance, and Sarbanes-Oxley compliance. Prior to joining MDwerks, Mr. Friedman served as the Vice President of Finance for CSA Marketing, Inc. from 2005 to 2006. For the eleven years prior to 2005, Mr. Friedman served as the Business Manager/Controller and Director of Financial Planning at the GE/NBC/Telemundo Group, Inc. Mr. Friedman also worked as a Senior Financial Analyst for Knight-Ridder, Inc and as an Audit Senior Accountant for KPMG Peat Marwick. Mr. Friedman received his MBA from St. Thomas University and his BSM from Tulane University.

Don Monaco - Director:

On December 21, 2012, the Company appointed Don Monaco, 61, as a member of its Board of Directors. Since 2005, Mr. Monaco has been the principal owner of Monaco Air Duluth, LLC, a full service, fixed-base operator aviation services business at Duluth International Airport serving airline, military and general aviation customers. Mr. Monaco spent over 18 years as a Partner and Senior Executive and has 28 years as an international information technology and business management consultant with Accenture in Chicago, Illinois. Mr. Monaco also serves as a Commissioner on the Metropolitan Airports Commission in Minneapolis-St. Paul and as Commissioner and President of the Duluth Economic Development Authority. Mr. Monaco is also the President of the Monaco Air Foundation, Vice-Chairman of the Miller-Dwan Foundation, Treasurer of Honor Flight Northland, Treasurer of the Duluth Aviation Institute, Co-Chair of the Northern Aero Alliance, a Director for the Destination Duluth nonprofit corporation, a member of the Duluth Chamber of Commerce Military Affairs Committee, and a member of Lake Superior College's Center for Advanced Aviation Steering Committee.

The Company believes that Mr. Monaco’s senior management experience qualifies him to be a member of the Board.

Deborah Linden – Chief Operating Officer and Director:

Effective October 29, 2013, the Company appointed Deborah Linden, age 58, as the Chief Operating Officer and a director of Realbiz Media Group Inc. (the “Company”) and the President and Chief Operating Officer of Next 1 Interactive, Inc. Ms. Linden, co-founded Island One Resorts in 1981 and served as CEO of the timeshare development and management company until its sale in 2011 and continued as a consultant through the transition until October 2013. At its height, the $100 million annual company had a 1,250 person staff; over 65,000 vacation owners; a points-based vacation club; 12 homeowners associations; and nine resorts throughout Florida and the Caribbean. An active volunteer to the American Resort Development Association (ARDA), she has spearheaded many timeshare industry initiatives in the arenas of legislation, sales, marketing, ethics and education. Her leadership includes over 20 years on the Board of Directors; 10 years on the Board Executive Committee; Chairman of the Board from 1993-1995; and Chairman of the Vacation Timesharing Council from 1990-1993. Ms. Linden’s contributions to business development and community outreach have been recognized with numerous awards, including ARDA’s 2000 Circle of Excellence Lifetime Achievement; Ernst & Young 2006 Entrepreneur of the Year, Florida Real Estate & Construction; and Dynetech-Crummer 2006 Entrepreneur of the Year, $50+ million category. Ms. Linden is Chairman of the Board of DL Foundation, which performs community outreach initiatives benefiting children’s charities, the community, disaster victims and families in crisis.

Ms. Linden’s travel and real estate experience qualifies her to be a member of the Board. Her executive leadership experience provides her with valuable experience.

Doug Checkeris - Director:

On December 21, 2012, the Company appointed Doug Checkeris, 58, as a member of its Board of Directors. Mr. Checkeris is a Senior Media and Advertising Executive with nearly three decades of hands-on management in all facets of interactive media. Doug’s work experience includes 14 years of service with Mediacom where he rose through the ranks to become the CEO for Mediacom North America, until recently headquartered in New York. With close to $18 billion in global billings, 4,600 employees, and 116 offices in 89 countries, Mediacom provides and specializes in business-building media solutions for some of the world’s largest, well-known advertisers. Previous to Mediacom, Doug started his career in a media company in Toronto, Canada, and was a partner when the company was acquired by Grey Worldwide and the WPP.

Mr. Checkeris’ media and advertising experience qualifies him to be a member of the Board. His executive leadership experience provides him with valuable experience.

Robert A. Buntz, Jr. - Director:

On December 21, 2012, the Company accepted the resignation of Robert Buntz, Jr., 61, as Chief Executive Officer of the Company, but retained him as a member of its Board of Directors. Mr. Buntz has served as a director of the Company, including Webdigs, LLC, since inception in May 2007. Mr. Buntz has been an entrepreneur for more than 30 years and a real estate broker for more than 25. In 1981, Mr. Buntz developed the award-winning Bluefin Bay on Lake Superior, Tofte, Minnesota, and operated that resort until 2007. Among his achievements, Mr. Buntz’s development company donated the land, time and funding to help create the North Shore Commercial Fishing Museum and Mr. Buntz created and developed one of the first rural affordable housing projects, Tofte Homestead. From 1984 through 2006, and while he was simultaneously operating Bluefin Bay, Mr. Buntz was the owner and operator of Tofte Land Co., Inc., a real estate holding and brokerage firm. He now has more than 25 years of hospitality experience as an owner-operator of destination properties. Mr. Buntz has served on the board of directors of the Explore Minnesota Tourism Council and the (Minnesota) Governor’s Tourism Advisory Committee for more than 15 years. Currently, Mr. Buntz is a board member and past-chair of the board of the American Museum of Asmat Art. Mr. Buntz received the (Minnesota) Governor’s Entrepreneurship Award from Governor Rudy Perpich and the Outstanding Individual in Tourism Award from Governor Jesse Ventura. He is a graduate of Grinnell College.

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Mr. Buntz’s first-hand and significant knowledge and understanding of our Company and its operations make him a valuable director.

Steven Marques – Chief Revenue Officer/Acting President

On December 21, 2012, the Board of Directors of the Company appointed Steven Marques, 53, to the position of Chief Revenue Officer. Mr. Marques is Acting President and was previously President/Chief Operations Officer of RealBiz360 Inc. d/b/a RealBiz Media Inc which began in early 2004 prior to the merger into RealbizMedia Group. He led the company to become one of top 5 leading Virtual Tour companies in North America. Steve was instrumental in overseeing the Company’s current operating plan to include the move to Video On Demand television with its partner Next 1 Interactive, which then led the company’s expansion into Video Content Syndication which is the base of its business plan today. Under his management he was instrumental for the Company’s strategic alliances and key partnerships with companies like Realogy, specifically C21, ERA, Keller Williams, Move-Realtor.com, Prudential, Coldwell Banker NRT franchises and more. Mr. Marques’ prior leadership roles include; Vice President of Global Sales for iseemedia; Sr. Vice President of Marketing for Omnigon, a San Diego based Bio-tech Company, and MGI software, leaders in consumer based photo and video software. Mr. Marques has been in the Computer and Internet industry since 1983 where he was part of the start-up management teams of Egghead Discount Software which was one of America’s first Retail Computer software chains with over 200 locations at its peak.

Mr. Marques’ direct involvement in overseeing and applying our operating plan and expanding its business into Video Content Syndication, as well as prior position as our Acting President, makes him uniquely qualified to act as our Chief Revenue Officer,

Keith A White-Director

Keith A. White, age 51, combines over 25 years of management experience in the real estate industry. Since 1995, Mr. White has been the principal owner of Marketplace Home Mortgage, LLC (“MHM”), a full service correspondence residential mortgage lender based in Edina, MN. Mr. White also owns and manages Alliance Title, LLC, Marketplace Insurance Services and various commercial office buildings. In addition, in 1999, Mr. White founded Marketline Constructions Capital, LLC, a construction lender, and operated the company through 2008. In 2000, Mr. White founded Maribella Mortgage, LLC, a wholesale mortgage lender, and managed the company until 2007. Prior to finding MHM in 1995, Mr. White culminated his nine year career with GMAC Mortgage as the Minnesota-Wisconsin Area Manager.

Mr. White has an undergraduate degree from St. Cloud State University with a major in finance, real estate and economics.

Mr. White’s extensive experience in operating successful business ventures related to the real estate industry give Mr. White a wide ranging and diverse, entrepreneurial view of potential business opportunities that make him well- qualified to help lead the Company to becoming an even greater force in the fast-growing, high resolution, digital media arena for the real estate industry.

Patrick Scheltgen – Chief Information Officer

Patrick Scheltgen, age 47, joined the Company in October 2013 and has over 25 years experience in Information Technology and Systems Development, he is the co-founder and CEO of Filmrobot Systems, Inc. From 1999 to present, he has been the lead architect and company visionary of  the Filmrobot Systems model, overseeing the development and day to day operations of the one of the largest web design and programming companies in Vancouver B.C. with Hundreds of clients in many verticals, from film and television to large wineries and enterprise level clients. In early 2000, Mr. Scheltgen co-created and designed Agencyclick.com, an online community based website that provides casting directors actors and agents real time access to information to facilitate the casting of feature films and commercials worldwide. To date Agencyclick.com continues to be the largest online database for working performers in North America. From 2004 to 2012 Mr. Scheltgen has held senior level consultant positions with Fraser Health, the primary health services provider in British Columbia, Fortis B.C. the largest provider of gas and natural gas services to British Columbia as well as Telus B.C. one of the largest phone and cable television and network services providers in British Columbia. Mr. Scheltgen has also lead the design and development for several large British Columbia wineries with their large scale e-commerce initiatives, including but not limited to Hestercreek, and Quails Gate estate wineries. Mr. Scheltgen received his Bachelors Computer Information Systems and Business Administration, from Douglas College in New Westminster B.C.

Mark Lemon – Chief Technology Officer

Mark Lemon, age 54, joined the Company in October 2013 and is responsible for developing and guiding our technology strategy, including supporting next-generation systems and technologies, management tools, and technical standards. From 1999 to present, Mr. Lemon co-founded and served as Operations Manager for Filmrobot Systems, Inc. where his responsibilities included MS Windows and Linux server and application support for internal web development and the company's co-located and cloud-based production environments. Prior to joining the Company, Mr. Lemon gained a wide variety of experience, including almost a decade as a process engineer for Owens-Corning Fiberglas and nine years as a 3D computer animator and animation supervisor for Rainmaker Entertainment, Inc. (formerly Mainframe Entertainment Inc.). A 1981 graduate of McMaster University in Hamilton, Ontario with a bachelor’s degree in Materials Engineering (Ceramics), Mr. Lemon resides in Vancouver, B.C.

Corporate Governance

Leadership Structure

Our Chief Executive Officer also serves as our Chairman of the Board.  Our Board of Directors does not have a lead independent director.   Our Board of Directors has determined its leadership structure was appropriate and effective for us given our stage of development.

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Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee.

Director Independence

Although our common stock is not listed on any national securities exchange, for purposes of independence we use the definition of independence applied by The NASDAQ Stock Market.  The Board has determined that two of its six directors (Messrs. Monaco and White) are “independent” in accordance with such definition.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for the years ended October 31, 2013 and 2012 which was awarded to or earned by (i) our Chief Executive Officer and (ii) our other executive officers (other than the Chief Executive Officer) who served the Company and who received in excess of $100,000 in total compensation for a year (collectively, the “named executive officers”).

Name and Principal	Stock	All Other		Stock	Stock
Position	Year	Salary	Bonus	Awards	Compensation	Total
Bill Kerby(1)	2013	$104,000	$-	$-	$-	$104,000
Chief Executive Officer	2012	$-	$-	$-	$-	$-
Adam Friedman(2)	2013	$52,000	$-	$-	$-	$52,000
Chief Financial Officer	2012	$-	$-	$-	$-	$-
Steven Marques(3)	2013	$108,125	$-	$-	$-	$108,125
Chief Revenue Officer/Acting President	2012	$87,500	$-	$-	$-	$87,500
Doug Checkeris(4)	2013	$120,000	$-	$-	$60,000	$180,000
Acting Chief Marketing Officer	2012	$-	$-	$-	$60,000	$60,000
Deborah Linden	2013	$-	$-	$-	$-	$-
Chief Operating Officer	2012	$-	$-	$-	$-	$-
Patrick Scheltgen	2013	$-	$-	$-	$-	$-
Chief Information Officer	2012	$-	$-	$-	$-	$-
Mark Lemon	2013	$-	$-	$-	$-	$-
Chief Technology Officer	2012	$-	$-	$-	$-	$-

(1)	Mr. Kerby’s salary has been accrued but not paid.
(2)	Mr. Friedman’s salary has been accrued but not paid.
(3)	Mr. Marques’s salary does not include $30,833 in 2013 and $63,542 in 2012 that has been accrued but not paid.
(4)	Mr. Checkeris receives $5,000 per month in Next 1 Series D Preferred Shares.

Currently, the Company does not offer any executive bonus or incentive compensation plan and there are no current plans to put one in place for fiscal year 2014.

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Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards for the executives as of October 31, 2013.

Employment Agreements with Executives and Key Personnel

Effective October 29, 2013, Ms. Linden entered into a three-year employment agreement (the “Linden Employment Agreement”) with us and Next 1 Interactive, Inc. to serve as our Chief Operating Officer and the President and Chief Operating Officer of Next 1 Interactive, Inc. Pursuant to the Linden Employment Agreement, Ms. Linden will be entitled a monthly payment of $5,000 cash and $12,000 in stock (30,000 shares of Next 1 Interactive, Inc. Series C Preferred Stock and 600,000 shares of Next 1 Interactive, Inc. common stock) for the first 90 days after the date of the Linden Employment Agreement and thereafter if the parties determine to continue the Linden Employment Agreement she will receive an annual base salary for the first year of $200,000, increasing to $250,000 in the second year. Ms Linden will be issued a bonus of up to 2% of the consolidated EBITDA of the two companies up to a maximum of $150,000 paid in shares of our stock for each year of the Agreement, such bonus earned at the end of each year.  The Linden Employment Agreement also includes confidentiality obligations, non-compete and non-solicitation provisions.

If Ms Linden’s employment is terminated for any reason, she or her estate as the case may be, will be entitled to receive the accrued base salary, vacation pay, expense reimbursement , bonus and any other entitlements accrued by her through the date of termination to the extent not previously paid (the “Accrued Obligations”); provided , however , that if her employment is terminated: (1) by us other than for Cause, (as defined in the Linden Employment Agreement), disability or death or by Ms Linden for Good Reason (as defined in the Linden Employment Agreement) then we shall continue to pay her the Accrued Obligation for a period of 90 days;(2) by reason of her death then we shall continue to pay the Accrued Obligations through the date of death; or (3) by reason of Disability (as defined in the Linden Employment Agreement), then we shall continue to pay her Accrued Obligations earned through the calendar month of the termination .

Effective October 29, 2013, Patrick Scheltgen, age 47, was appointed our Chief Information Officer and effective October 29, 2013, Mark Lemon, age 54, was appointed our Chief Technology Officer. In connection with their appointment, Mr. Scheltgen and Mr. Lemon each entered into a one-year employment agreement (the “Scheltgen Employment Agreement” and the “Lemon Employment Agreement”) with us. Pursuant to the Scheltgen Employment Agreement, Mr. Scheltgen will be entitled a monthly payment of $5,000 payable in shares of our stock, based upon a $1 share price for the first quarter and thereafter a 50% discount to the closing price of our common stock on the last day of each quarter. Pursuant to the Lemon Employment Agreement, Mr. Lemon will be entitled a monthly payment of $2,500 payable in shares of our stock, based upon a $1 share price for the first quarter and thereafter a 50% discount to the closing price of our common stock on the last day of each quarter. Each of Mr. Scheltgen and Mr. Lemon is eligible to receive a bonus at the discretion of the board of directors. Each of the Scheltgen Employment Agreement and the Lemon Employment Agreement also includes confidentiality obligations, non-compete and non-solicitation provisions.

If either Mr. Scheltgen or Mr. Lemon’s employment is terminated for any reason, he or his estate as the case may be, will be entitled to receive the accrued base salary, vacation pay, expense reimbursement , bonus and any other entitlements accrued by him through the date of termination to the extent not previously paid (the “Accrued Obligations”); provided , however , that if his employment is terminated by reason of his death then his estate is entitled to receive the Accrued Obligations earned through the date of death and if his employment is terminated by reason of Disability (as defined in the Agreement), then we shall continue to pay his Accrued Obligations earned through the calendar month of the termination .

Director Compensation

Our non-employee directors have elected to forego any cash compensation for participating in Board of Directors and committee meetings telephonically until such time as we become profitable over the course of an entire fiscal year, at which time the Board of Directors may reconsider the structure of its director compensation. In general, director compensation will be subject to review and adjustment from time to time at the discretion of our Board of Directors.

The following table sets forth the compensation of our non-employee directors for fiscal year ending October 31, 2013:

	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All other
	in Cash	Awards	Awards	Compensation	Plan	Compensation	Total
Name	$	$	$	$	$	$	$
Don Monaco	-	-	-	-	-	-	$-
Robert Buntz, Jr.	-	-	-	-	-	-	$-
Keith White	-	-	-	-	-	-	$-

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our issued and outstanding common stock as of February 28, 2014, after giving effect to the Exchange Transaction, by (i) each of our named executive officers; (ii) each of our directors; and (iii) all of our executive officers, directors and director nominees as a group. Ownership percentages are based on 58,221,112 shares of common stock issued and outstanding as of the close of business on February 28, 2014. Based on that information available to us, as of that date, no person is a beneficial owner of more than 5% of our common stock other than Next 1 Interactive, Inc. and Robert A. Buntz, Jr.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge and subject to applicable community property laws, each of the holders of stock listed below has sole voting and investment power as to the stock owned unless otherwise noted. Except as otherwise noted below, the address for each director or officer listed in the table is c/o RealBiz Media Group, Inc., 2690 Weston Road, Suite 200, Weston, FL 33331.

Name and Address	Common Shares Beneficially Owned(1)	Percentage of Common Shares
Next 1 Interactive, Inc. (1)	93,000,000	61.5%
Robert A. Buntz, Jr. (2)	5,887,590	10.1%
William Kerby (3)	9,456,110	14.0%
Don Monaco (4)	23,750,000	29.0%
Adam Friedman (5)	1,180,000	2.0%
Deborah Linden (6)	300,000	*
Doug Checkeris (7)	1,200,000	2.0%
Keith White (8)	400,000	*

All current directors and officers as a group (9)	41,693,700	44.4%

*	less than one percent.

(1)	Next 1 Interactive, Inc. holds 93,000,000 shares of Series A Stock that was issued in the Exchange Transaction which represents 99% of the issued and outstanding shares of Series A Stock. As of February 28, 2014, there were 94,016,400 shares of Series A stock issued and outstanding convertible into 94,016,400 shares of common stock. Each shares of Series A stock is entitled to one vote for each share of common stock that would be issuable upon conversionof such share.

(2)	Mr. Buntz is our former Chief Executive Officer and currently a Director of the Company.

(3)	Mr. Kerby is our Chairman of the Board and Chief Executive Officer, and has held such position since the closing of the Exchange Transaction. Mr. Kerby owns 709,611 shares of Next 1 Series A Preferred Stock which can be converted into 7,096,110 shares of the Company’s Common Stock. Mr. Kerby, through a company that he controls, owns 100,000 shares of Next 1 Series A Preferred Stock which can be converted into 1,000,000 shares of the Company’s Common Stock. Mr. Kerby also has $136,000 of unpaid and accrued salary that can be converted into shares of Next 1 Series C Preferred Stock which can be converted into 1,360,000 shares of the Company’s Common Stock. Mr. Kerby also serves as the Chief Executive Officer of Next 1.

(4)	Mr. Monaco is a director of the Company, and has held such position since the closing of the Exchange Transaction. Mr. Monaco owns 1,075,000 shares of Next 1 Series A Preferred Stock which can be converted into 10,750,000 shares of the Company’s Common Stock. Mr. Monaco also has debt of $650,000 with Next 1 which can be converted into 13,000,000 shares of the Company’s Common Stock. Mr. Monaco also serves as a director of Next 1.

(5)	Mr. Friedman is our Chief Financial Officer, and has held such position since the closing of the Exchange Transaction. Mr. Friedman owns 15,000 shares of Next 1 Series D Preferred Stock which can be converted into 500,000 share of the Company’s Common Stock. Mr. Friedman also has $68,000 of unpaid and accrued salary that can be converted into shares of Next 1 Series C Preferred Stock which can be converted into 680,000 shares of the Company’s Common Stock. Mr. Friedman also serves as the Chief Financial Officer of Next 1.

(6)	Ms. Linden is a director of the Company and our Chief Operating Officer. Ms. Linden owns 6,000 shares of Next 1 Series C Preferred Stock which can be converted into 300,000 shares of the Company’s Common Stock. Ms. Linden also serves as the President and Chief Operating Officer of Next 1.

(7)	Mr. Checkeris is our Acting Chief Marketing Officer, and has held such position since the closing of the Exchange Transaction. Mr. Checkeris owns 24,000 shares of Next 1 Series C Preferred Stock which can be converted into 1,200,000 shares of the Company’s Common Stock. Mr. Checkeris also serves as a Director of Next 1.

(8)	Mr. White through a Company is the principal owner of Marketplace Home Mortgage, LLC, owns 200,000 shares of the Company’s Common Stock and a current for 200,000 of the Company’s Common Stock.

(9)	Consists of Messrs. Buntz, Kerby, Monaco, Friedman, Checkeris White, and Marques and Ms. Linden.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS; DIRECTOR INDEPENDENCE

Related-Party Transaction Policy

Our Board of Directors has no formal written policy regarding transactions with related persons, but we do plan to abide by conflict-of-interest statutes under Delaware law and approve any related-party transactions by a majority of disinterested directors. In general, applicable law exhorts any director proposing to enter into a related-party transaction must disclose to our Board of Directors the proposed transaction and all material facts with respect thereto. In reviewing such a proposed transaction, our board expects to consider all relevant facts and circumstances, including (1) the commercial reasonableness of the terms, (2) the benefit and perceived benefits, or lack thereof, to us, (3) the opportunity costs of alternate transactions, (4) the materiality and character of the related party’s interest, and (5) the actual or apparent conflict of interest of the related party. We expect to apply this analysis with respect to related party transactions that may involve our officers or greater-than-five-percent shareholders.

We do expect to adopt a formal written policy respecting related-party transactions in which our directors, officers and greater-than-five-percent shareholders may engage, consistent with Sarbanes-Oxley related internal control requirements and best practices.

The Company’s principal advertising agency/website developer was owed $615,264 at October 31, 2012. The two principals of this advertising company were at the time also minority stockholders in the Company, holding approximately 1.6% of the Company’s outstanding common shares at October 31, 2012. This Note was subsequently sold to a non-related third party during fiscal 2013.

In connection with the closing of the Exchange Transaction on October 9, 2012, Messrs. Buntz and Wicker converted all of their outstanding notes, unpaid salary and all other obligations and liabilities to them owed by the Company into 5,990,238 and 1,016,400 shares of Series A Stock, respectively. The Preferred A Shares for Mr. Buntz were converted to 5,990,238 Common Shares on February 27, 2013.

During the year ended October 31, 2013, the Company paid $800 per month in rent for office space on behalf of Mr. Marques, an officer of the Company.

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued and issuable to the Selling Stockholders to permit the resale of these shares of common stock by the Selling Shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Stockholders, or their pledges, donees, transferees, or any of their successors in interest selling shares received from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus, may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be affected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	through the distribution of the common stock by any Selling Stockholders to its partners, members or Stockholders;
•	through one or more underwritten offerings on a firm commitment or best efforts basis;
•	sales pursuant to Rule 144;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

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The Selling Stockholders may also transfer the Shares by gift. The Selling Stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the Shares. These brokers, dealers or underwriters may act as principals, or as an agent of a Selling Stockholder. Broker-dealers may agree with a Selling Stockholder to sell a specified number of the Shares at a stipulated price per security. If the broker-dealer is unable to sell the Shares acting as agent for a Selling Stockholder, it may purchase as principal any unsold Shares at the stipulated price. Broker-dealers who acquire Shares as principals may thereafter resell the Shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the Shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The Selling Stockholders may also sell the Shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the Shares are covered by this prospectus.

If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a Selling Stockholder may, from time to time, sell the Shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the Shares offered under this prospectus may be used to cover short sales.

The Selling Stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act of 1934, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

The shares of common stock offered hereby were originally issued to the Selling Stockholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the shares of common stock under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until the earlier of the date on which the Selling Stockholders have sold all of the securities or one year after the shares were acquired by the Selling Stockholder. We will pay all expenses of the registration of the shares of common stock pursuant to the Registration Rights Agreement, estimated to be $30,000 in total, including, without limitation, Commission filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided , however , that a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with Registration Rights Agreement, or we may be entitled to contribution.

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Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

Our authorized capital consists of 125 million shares of common stock, par value $0.001 per share, and 125 million shares of Preferred Stock , of which 100,000,000 are designated Series A Preferred stock, par value $0.001 per share. As of February 28, 2014, 58,221,112 shares of common stock and 94,016,400 shares of Series A Preferred Stock were outstanding.

Common Stock

Holders of shares of common stock have the right to cast one vote for each share of common stock in their name on the books of our company, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including election of directors. There is no right to cumulative voting in election of directors. Except where a greater requirement is provided by statute, by our articles of incorporation, or by our bylaws, the presence, in person or by proxy duly authorized, of the one or more holders of a majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our articles of incorporation.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Holders of shares of our common stock are not entitled to preemptive or subscription or conversion rights, and no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of common stock are, and the shares of common stock sold in the offering, will when issued be fully paid and non-assessable.

Warrants

Outstanding Warrants

As of March 10, 2014, we had 5,602,732 warrants to purchase our common stock outstanding at a weighted-average price of $1.00 respectively.

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to designate and issue up to 125,000,000 million shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our Board of Directors determines the specific rights of the holders of the preferred stock. However, the effects might include:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing liquidation rights of our common stock; or

•	delaying or preventing a change in control of us without further action by our stockholders.

The Board of Directors’ authority to issue preferred stock without stockholder approval could make it more difficult for a third-party to acquire control of our company, and could discourage such attempt. We have no present plans to issue any shares of preferred stock.

Series A Preferred Stock

We currently have 94,016,400 shares of Series A Preferred Stock issued and outstanding. The preferred shares were issued at $.001 par, bear dividends at an annual rate of 10% per annum payable on a quarterly basis when declared by the board of directors. Dividends accrue whether or not they have been declared by the board. At our election, Preferred Dividends may be converted into Series A Stock, with each converted share having a value equal to the Market Price per share, subject to adjustment for stock splits. In order to exercise such option, we will deliver written notice to the holder. Each share of Series A Stock is convertible at the option of the holder thereof at any time into a number of shares of Common Stock determined by dividing the Stated Value by the Conversion Price then in effect. The conversion price for the Series A Stock is equal to $1.00 per share.

35

Potential Anti-Takeover Effects

Certain provisions set forth in our Amended and Restated Certificate of Incorporation, as amended, in our bylaws and in Delaware law, which are summarized below, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Blank Check Preferred Stock. Our Certificate of Incorporation and bylaws contain provisions that permit us to issue, without any further vote or action by the stockholders, up to 125,000,000 shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers, if any, of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called only by the chairman or by our board. Stockholders are not permitted to call a special meeting of stockholders, to require that the board call such a special meeting, or to require that our board request the calling of a special meeting of stockholders.

While the foregoing provisions of our certificate of incorporation, bylaws and Delaware law may have an anti-takeover effect, these provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. In that regard, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Delaware Takeover Statute

In general, Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation that is a public company from engaging in any “business combination” (as defined below) with any “interested stockholder” (defined generally as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such entity or person) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of ten percent or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Listing of Common Stock

Our common stock is currently quoted on the OTCQB under the trading symbol “RBIZ.”

Transfer Agent

We have retained Pacific Stock Transfer Company as our transfer agent. They are located at 4045 South Spencer Street, Suite 403, Las Vegas, Nevada 89119. Their telephone number is (702) 361-3033.

EXPERTS

The financial statements as of October 31, 2012 and 2011 and for the years then ended included in this Form S-1 Registration Statement have been so included in reliance on the reports of D’Arelli Pruzansky, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation. Section 145 of the Delaware General Corporation Law provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Our Certificate of Incorporation provides for indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

36

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Gracin & Marlow, LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act of 1934, and file annual and current reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed by us can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The Commission also maintains a website that contains reports, proxy statements, information statements and other information concerning our company located at http://www.sec.gov. This prospectus does not contain all the information required to be included in the registration statement (including the exhibits), which we have filed with the Commission under the Securities Act and to which reference is made in this prospectus.

You may obtain, free of charge, a copy of any of our filings by writing or calling us at the following address and telephone number: 2690 Weston Road, Suite 200, Weston, Florida or calling (954) 888-9779. Our website address is www.realbizmedia.com. The information contained on our website or that can be accessed through our website does not constitute part of this document.

37

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

RealBiz Media Group, Inc.

We have audited the accompanying consolidated balance sheets of RealBiz Media Group, Inc. as of October 31, 20 13 and 2012 and the related consolidated statements of operations and comprehensive loss and changes in stockholders’ equity , and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RealBiz Media Group, Inc. as of October 31, 20 13 and 2012 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has incurred net losses of $3,764,089 and $963,220 for the years ended October 31, 2013 and 2012, respectively and the Company had an accumulated deficit of $10,379,759 and a working capital deficit of $374,319 at October 31, 2013. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ D’Arelli Pruzansky, P.A.
Certified Public Accountants

Boca Raton, Florida

February 13, 2014

F-1

RealBiz Media Group, Inc.

Consolidated Balance Sheets

	October 31,	October 31,
	2013	2012
Assets
Current Assets
Cash	$1,304,374	$36,408
Accounts receivable, net of allowance for doubtful accounts	76,047	31,669
Due from affiliates	4,199	-
Prepaid expenses	272	-
Security deposits	345	-
Total current assets	1,385,237	68,077

Property and equipment, net	56,357	-
Website development costs and intangible assets, net	4,254,582	4,796,978
Total assets	$5,696,176	$4,865,055

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$1,257,032	$836,961
Deferred revenue	31,310	41,859
Due to affiliates	-	835,729
Convertible notes payable	280,000	615,264
Loans payable	191,214	50,000
Total current liabilities	1,759,556	2,379,813

Total liabilities	1,759,556	2,379,813

Stockholders' Equity
Convertible preferred stock Series A, $.001 par value; 125,000,000 authorized and 94,009,762 shares issued and outstanding at October 31, 2013 and 100,000,000 shares issued and outstanding at October 31, 2012, respectively	94,010	100,000
Common stock, $.001 par value; 125,000,000 authorized and 49,039,511 shares issued and outstanding at October 31, 2013 and 383,651 shares issued and outstanding at October 31, 2012, respectively	49,040	383
Additional paid-in-capital	14,179,044	8,482,483
Subscription advances	13,500	-
Other comprehensive loss	(19,215)	(5,849)
Accumulated deficit	(10,379,759)	(6,091,775)
Total stockholders' equity	3,936,620	2,485,242
Total liabilities and stockholders' equity	$5,696,176	$4,865,055

The accompanying notes are an integral part of these consolidated financial statements

F-2

RealBiz Media Group, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the years ended
	October 31,
	2013	2012

Revenues
Real estate advertising revenue	$1,145,540	$1,172,498

Cost of revenues	60,297	105,116

Gross profit	1,085,243	1,067,382

Operating expenses
Salaries and benefits	1,231,425	890,174
Selling and promotions expense	253,628	307,266
General and administrative	3,306,194	871,383
Total operating expenses	4,791,247	2,068,823

Operating loss	(3,706,004)	(1,001,441)

Other income (expense)
Interest expense	(442,341)	-
Gain on forgiveness of debt	384,304	-
Exchange gain	592	38,221
Other expense	(640)	-
Total other income (expense)	(58,085)	38,221

Net loss	$(3,764,089)	$(963,220)

Preferred Stock Dividend	(523,895)	-

Net loss attributable to common shareholders	$(4,287,984)	$(963,220)

Weighted average number of shares outstanding	16,258,725	388,651

Basic and diluted net loss per share	$(0.26)	$(2.48)

Comprehensive income (loss):
Unrealized loss on currency translation adjustment	(13,366)	(742)
Comprehensive income (loss)	$(4,301,350)	$(963,962)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

RealBiz Media Group, Inc.

Consolidated Statement of Changes in Stockholders' Equity

For the years ending October 31, 2013 and 2012

							Other		Total
	Preferred Stock A		Common Stock		Additional	Subscription	Comprehensive	Accumulated	Stockholders'
	# of shs	Par	# of shs	Par	Paid In Capital	Advances	Income	Deficit	Equity
Balance, October 31, 2011	-	$-	642	$1	$4,543,933	$-	$(5,107)	$(5,128,555)	$(589,728)

Push down fair value adjustment	-	-	-	-	5,016,507				5,016,507
Recapitalization of Company	100,000,000	100,000	383,009	382	(1,077,957)				(977,575)

Other comprehensive income							(742)		(742)
									0
Net Income (Loss)								(963,220)	(963,220)

Balance, October 31, 2012	100,000,000	$100,000	383,651	$383	$8,482,483	$-	$(5,849)	$(6,091,775)	$2,485,242

Shares issued for cash proceeds	-	-	7,646,000	7,646	3,818,354				3,826,000
Exercise of warrants for cash proceeds	-	-	50,000	50	49,950				50,000

Shares issued for consulting
Common	-	-	607,600	608	645,422				646,030

Shares issued for conversion of Series A Preferred to common shares	(5,990,238)	(5,990)	5,990,238	5,990	-				-

Shares issued for conversion of Parent's Preferred stock:
Series B			10,495,000	10,495	514,255				524,750
Series C			1,500,000	1,500	148,500				150,000
Series D			19,122,624	19,123	2,850,250				2,869,373

Shares issued upon conversion of promissory notes issued by the parent			977,732	978	3,752,171				3,753,149

Constructive distributions related to the conversion of preferred shares and debt issued by the parent into shares of the Company's common stock					(7,263,074)				(7,263,074)

Shares issued for conversion of convertible promissory notes			2,166,666	2,167	322,833				325,000

Beneficial conversion feature of convertible promissory notes					440,000				440,000

Shares issued for website development costs			100,000	100	417,900				418,000

Preferred stock dividend(s)								(523,895)	(523,895)

Other comprehensive income							(13,366)		(13,366)

Net Income (Loss)								(3,764,089)	(3,764,089)

Advances						13,500			13,500

Balance, October 31, 2013	94,009,762	$94,010	49,039,511	$49,040	$14,179,044	$13,500	$(19,215)	$(10,379,759)	$3,936,620

The accompanying notes are an integral part of these consolidated financial statements.

F-4

RealBiz Media Group, Inc.

Consolidated Statements of Cash Flows

	For the years ended
	October 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(3,764,089)	$(963,220)
Adjustments to reconcile net loss to net cash from operating activities:
Gain on forgiveness of debt	(384,304)	-
Other comprehensive loss	(13,366)	-
Bad debt expense	76,823	-
Amortization and depreciation	1,380,186	-
Amortization of beneficial conversion feature	440,000
Consulting fees incurred from loans payable	120,000
Stock based compensation and consulting fees	646,030	-
Changes in operating assets and liabilities:
Increase in accounts receivable	(120,401)	(3,087)
Increase in prepaid expenses	(272)	-
Increase in security deposits	(345)	-
Increase in accounts payable and accrued expenses	263,776	378,319
(Decrease) increase in due to affiliates	(805,731)	551,672
Decrease in deferred revenue	(10,549)	(9,253)
Net cash used in operating activities	(2,172,242)	(45,569)

Cash flows from investing activities:
Purchase of computer equipment	(59,195)	-
Payments towards website development costs	(411,311)	-
Net cash used in investing activities	(470,506)	-

Cash flows from financing activities:
Proceeds from loans payable	85,000	-
Payments applied to loans payable	(63,786)	(29,260)
Proceeds from subscription advances	13,500	-
Proceeds from the sale of common stock and warrants	3,826,000	-
Proceeds from the exercise of outstanding warrants	50,000	-
Net cash provided (used) by financing activities	3,910,714	(29,260)

Net increase (decrease) in cash	1,267,966	(74,829)

Cash at beginning of period	36,408	111,237

Cash at end of period	$1,304,374	$36,408

Supplemental disclosure:
Cash paid for interest	$2,341	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

	For the years ended
	October 31,
	2013	2012
Supplemental disclosure of non-cash investing and financing activity:
Series A Preferred shares converted to common stock:
Value	$299,512	$-
Shares	5,990,238	-

Next 1 Interactive, Inc. Preferred Series B shares converted to common stock:
Value	$524,750	$-
Shares	10,495,000	-

Next 1 Interactive, Inc. Preferred Series C shares converted to common stock:
Value	$150,000	$-
Shares	1,500,000	-

Next 1 Interactive, Inc. Preferred Series D shares converted to common stock:
Value	$2,869,373	$-
Shares	19,122,264	-

Next 1 Interactive, Inc. convertible promissory notes converted to common stock:
Value	$3,753,149	$-
Shares	977,732	-

Shares issued for website development costs:
Value	$418,000	$-
Shares	100,000	-

Conversion of convertible notes payable and accrued interest to common stock:
Value	$325,000	$36,624
Shares	2,166,666	18,312

Push down fair value adjustment to net assets and additional paid in capital	$-	$5,016,506

Increase in liabilities in connection with recapitalization of the Company	$-	$1,077,957

The accompanying notes are an integral part of these consolidated financial statements.

F-6

REALBIZ MEDIA GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2013 and 2012

NOTE 1: ORGANIZATION AND NATURE OF BUSINESS

Organization

On October 9, 2012 RealBiz Holdings, Inc. (RealBiz) n.k.a. RealBiz Media Group, Inc., formerly a private entity, was party to two transactions. In the first transaction shares of its common stock were acquired by an unrelated public company, Next 1 Interactive, Inc. (the Parent). This transaction was accounted for by the Parent as a business combination using the acquisition method of accounting. Accordingly, the fair value adjustments were "pushed down" to RealBiz's books in accordance with the SEC Staff Accounting Bulletin Topic 5J "New Basis of Accounting Required in Certain Circumstances. In the second transaction RealBiz entered into a reverse acquisition transaction with another public company, Webdigs, Inc. (Webdigs) whereby Webdigs acquired 100 % of RealBiz in exchange for Webdigs issuing a voting preferred stock to the Parent giving the Parent control over Webdigs. This transaction was accounted for as a recapitalization of RealBiz. Webdigs then changed its name to RealBiz Media Group, Inc.

The chronological historical events leading to the above transactions are as follows:

On August 8, 2012, Next 1 Interactive, Inc., a Nevada corporation (“Next 1”) together with its subsidiary Next One Realty (the trade name for Next 1’s wholly owned subsidiary Attaché Travel International, Inc.) entered into a Purchase Agreement (“Acknew Purchase Agreement”) with Acknew Investments Inc. (“Acknew”) and RealBiz Holdings Inc. Under the Acknew Purchase Agreement, Next 1 had agreed to acquire from Acknew common shares of RealBiz Holdings, Inc. representing approximately an 85 % ownership interest in RealBiz Holdings, Inc. RealBiz Holdings Inc. is the parent corporation of RealBiz 360, Inc. and RealBiz 360 Enterprise (Canada), Inc. (together referred to as “RealBiz”).

Pursuant to the Acknew Purchase Agreement, Next 1 and Webdigs, Inc. (“Webdigs” or the “Company”) would consummate a share exchange transaction contemplated by a Share Exchange Agreement dated April 5, 2012 (“Share Exchange Agreement”) by and between Next 1 and Webdigs. In that contemplated share exchange transaction, Next 1 would receive a controlling interest in Webdigs through its receipt of approximately 93 million shares of newly designated preferred stock representing approximately 92 % of the total outstanding capital stock of Webdigs immediately after the transaction. In exchange, Next 1 would transfer its entire share ownership in Attaché Travel International, Inc. (Next One Realty) to Webdigs.

On October 9, 2012, Webdigs and Next 1 completed the transactions contemplated by the Share Exchange Agreement. Under the Share Exchange Agreement, Webdigs received all of the outstanding equity in Attaché Travel International, Inc. (“Attaché”). In exchange for Webdigs’s receipt of the Attaché shares from Next 1, Webdigs issued to Next 1 a total of 93 million shares of our newly designated Series A Convertible Preferred Stock (our “Series A Stock”). The exchange of Attaché shares in exchange for the Series A Stock of Webdigs is referred to as the “Exchange Transaction.”

As a condition to the closing of the Exchange Transaction, the Company changed its name from “Webdigs, Inc.” to “RealBiz Media Group, Inc.” on October 9, 2012, by engaging in a short-form parent-subsidiary merger in the State of Delaware.

Nature of Business

We are engaged in the business of providing digital media and marketing services for the real estate industry.   We currently generate revenue from advertising revenues, real estate broker commissions and referral fees.   We have three divisions: (i) our fully licensed real estate division (formerly known as Webdigs); (ii) our TV media contracts (Extraordinary Vacation Homes/ Third home) division; and (iii) our Real Estate Virtual Tour and Media group (RealBiz 360). The cornerstone of all three divisions is our proprietary technology which allows for an automated conversion of data (text and pictures of home listings) to a video with voice and music. We provide video, search and purchase capabilities on multiple platform dynamics for web, mobile, interactivity on TV and Video On Demand.   Once a video created using our proprietary technology, these home listing videos are automatically distributed to multiple media platforms (Television, broadband, web and mobile) for consumer viewing.

A more detailed description of our three sources of revenue is set forth below:

1.	Our Real Estate Virtual Tour and Media Group allows real estate agents to have a video created of their customer’s homes and then posted on television, over 200 real estate websites, You Tube, and mobile applications for a monthly fee of $ 89 . The Company currently works with over 20,000 agents monthly. Though photos and virtual tours are listed as highly important on the home buyer’s lists, the astonishing growth of YouTube and Social Media fueled by the change in consumer demographics has left the Real Estate Industry scrambling to keep up. Our direct feed services into listing databases provide for the automated creation and syndication of Virtual Tours and YouTube Videos posted directly to YouTube Channels and promoted on Social Networks. These solutions continue to support our Agent/Broker revenue base through setup and monthly recurring fees. Due to the broad media exposure of highly targeted consumers, we believe that we will also be able to generate revenue from pre-roll/post-roll advertising for televisions, lead generation fees, banner ads and cross market advertising promotions, however to date our revenue from this division has been solely derived from the monthly fee paid to us by real estate agents. All of the Company’s revenue is currently derived from this division.

F-7

REALBIZ MEDIA GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2013 and 2012

NOTE 1: ORGANIZATION AND NATURE OF BUSINESS (continued)

Nature of Business (continued)

2.	Through our Realtor.com Partnership we have expanded our home tour networks to include Video Portal, Widget and Mobile applications. We currently operate an INTERACTIVE VOD Network for Real Estate in conjunction with our partner Realtor.com. The network is branded under the name of Home Tour Network and is carried on Cox Communications and Comcast stations. In late May 2012, we signed a multiyear partnership with Realtor.com that included agreements to rebrand the network to “Realtor.com channel” and expand the network into 55 million households. Additionally we have been commissioned to develop a major real estate web portal and enhanced Widget/Microvideo app platforms to work in conjunction with Realtor.com and other major real estate brokerage groups.

3.	Our fully licensed real estate division (formerly known as Webdigs) can derive revenue from its licensed broker that engage in traditional real estate sales. We have participating brokers licensed in 38 states and believe that this division is positioned to take advantage of the improving real estate market.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The consolidated financial statements for the years ended October 31, 2013 and 2012 include the operations of Webdigs, Inc. and its wholly-owned subsidiary, Webdigs, LLC, which includes the dormant wholly owned subsidiaries of Home Equity Advisors, LLC, and Credit Garage, LLC from the recapitalization date of October 9, 2012 and the historical operations of RealBiz Media Group, Inc, which includes its subsidiaries RealBiz 360 Enterprise (Canada), Inc. and RealBiz 360, Inc. All significant intercompany accounts and transactions have been eliminated in the consolidation.

On May 17, 2012, the Company affected a 1 for 200 reverse stock split . All share and per share information in the consolidated financial statements presented has been retrospectively adjusted for the split.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents.

Concentration on Credit Risk

The Company is subject to concentrations of credit risk primarily from cash. The Company has deposits in excess of the FDIC (Federal Deposit Insurance Corporation) insurance limit. At October 31, 2013, the Company was approximately $1,035,000 in excess of the $250,000 per bank per company limit. The Company has not experienced any losses on these accounts.   While the Company periodically evaluates the credit quality of the financial institutions in which it holds deposits, it cannot reasonably alleviate the risk associated with the sudden possible failures of such institutions.

Accounts Receivable

The Company provides its marketing and promotional services to agents or brokers via a web-based portal that allows for credit card payments. The Company recognizes accounts receivable for amounts uncollected from the credit card service provider at the end of the accounting period. The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company maintains reserves for potential credit losses, and such losses traditionally have been within its expectations. For the year ended October 31, 2013, the Company determined the allowance for doubtful accounts to be $ 76,823 .

F-8

REALBIZ MEDIA GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2013 and 2012

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

All expenditures on the acquisition for property and equipment are recorded at cost and capitalized as incurred, provided the asset benefits the Company for a period of more than one year.   Expenditures on routine repairs and maintenance of property and equipment are charged directly to operating expense. The property and equipment is depreciated based upon its estimated useful life after being placed in service.   The estimated useful life of computer equipment is 3 years. When equipment is retired, sold or impaired, the resulting gain or loss is reflected in earnings.

Impairment of Long-Lived Assets

In accordance with Accounting Standards Codification 360-10, “Property, Plant and Equipment”, the Company periodically reviews its long- lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. As of October 31, 2013, the Company did not impair any long-lived assets

Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs”. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized and costs incurred in the day to day operation of the website are expensed as incurred.

Goodwill and Other Intangible Assets

In accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets, the Company assesses the impairment of identifiable intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance to historical or projected future operating results;

2.	Significant changes in the manner or use of the acquired assets or the strategy for the overall business; and

3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of an intangible many not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flow, the Company records an impairment charge equal to the amount book value exceeds fair value. The Company measures fair value based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent to the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company did not consider it necessary to record an impairment charge on its intangible assets during the years ended October 31, 2013 and 2012.

Intellectual properties that have finite useful lives are amortized over their useful lives. The Company incurred amortization expense of $ 1,377,348 and $- 0 - for the years ended October 31, 2013 and 2012, respectively.

Convertible Debt Instruments

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the FASB Accounting Standards Codification. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to interest expense over the life of the debt.

Fair Value of Financial Instruments

The   Company adopted   ASC   topic   820,   “Fair   Value   Measurements and   Disclosures” (ASC   820),   formerly   SFAS   No. 157   “Fair   Value Measurements,” effective January 1, 2009. ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There was no impact relating to the adoption of ASC 820 to the Company’s consolidated financial statements.

F-9

REALBIZ MEDIA GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2013 and 2012

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments (continued)

ASC 820 also describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, accounts receivable, prepaid expenses, accounts payable, accrued liabilities and other current liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short- term nature. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amounts approximate fair value. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments. See footnote 15 for fair value measurements.

Revenue Recognition

The Company provides its marketing and promotional services to agents or brokers via a web-based portal that allows for credit card payments. Customers may pay a monthly recurring fee or an annual fee. Some customers additionally pay a one-time set up fee. Monthly recurring fees are recognized in the month the service is rendered. Collection of one-time set up fees and annual services fees give rise to recognized monthly revenue in the then-current month as well as deferred revenue liabilities representing the collected fee for services yet to be delivered.

Cost of Revenues

Cost of revenues includes costs attributable to services sold and delivered. These costs include such items as credit card fees, sales commission to business partners, expenses related to our participation in industry conferences, and public relations expenses.

The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50, Equity Based Payments to Non-Employees. The Company estimates the fair value of stock options by using the Black-Scholes option pricing model.

Share-Based Compensation

The Company computes share based payments in accordance with Accounting Standards Codification 718-10 “Compensation” (ASC 718-10). ASC 718-10 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services at fair value, focusing primarily on accounting for transactions in which an entity obtains employees services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of an entity’s equity instruments or that may be settled by the issuance of those equity instruments.

In March 2005, the SEC issued SAB No. 107, Share-Based Payment (“SAB 107”) which provides guidance regarding the interaction of ASC 718-10 and certain SEC rules and regulations. The Company has applied the provisions of SAB 107 in its adoption of ASC 718-10.

The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50, Equity Based Payments to Non-Employees. The Company estimates the fair value of stock options by using the Black-Scholes option pricing model.

Advertising Expense

Advertising costs are charged to expense as incurred and are included in selling and promotions expense in the accompanying consolidated financial statements. Advertising expense for the years ended October 31, 2013 and 2012 was $138,226 and $49,484.

Foreign Currency and Other Comprehensive Income (Loss)

The functional currency of our foreign subsidiaries is typically the applicable local currency. The translation from the respective foreign      currencies to United States Dollars (U.S. Dollar) is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for income statement accounts using a weighted average exchange rate during the period. Gains or losses resulting from such translation are included as a separate component of accumulated other comprehensive income. Gains or losses resulting from foreign currency transactions are included in foreign currency income or loss except for the effect of exchange rates on long-term inter-company transactions considered to be a long-term investment, which are accumulated and credited or charged to other comprehensive income.

Transaction gains and losses are recognized in our results of operations based on the difference between the foreign exchange rates on the transaction date and on the reporting date. We recognized net foreign exchange gains of $ 592 and $ 38,221 for the years ended October 31, 2013 and 2012, respectively. The foreign currency exchange gains and losses are included as a component of other (income) expense, net, in the accompanying Consolidated Statements of Operations. For the years ended October 31, 2013 and 2012, the accumulated comprehensive loss was $19,215 and $5,849, respectively.

F-10

REALBIZ MEDIA GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2013 and 2012

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Earnings Per Share

Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.

Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per common share is not presented because it is anti-dilutive. The Company’s common stock equivalents include the following:

	October 31, 2013	October 31, 2012
Series A convertible preferred stock issued and outstanding	94,009,762	100,000,000
Warrants to purchase common stock issued, outstanding and exercisable	8,325,832	-0-
Stock options issued, outstanding and exercisable	4,000	4,000
Shares on convertible promissory notes	1,866,667	4,101,760
	104,206,261	104,105,760

Concentrations, Risks and Uncertainties

The Company’s operations are related to the real estate industry and its prospects for success are tied indirectly to interest rates and the general housing and business climates in the United States.

Recently Issued Accounting Pronouncements

In July 2013, the FASB issued Accounting Standards Update No. 2013-11, "Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists" ("ASU No. 2013-11"). ASU No. 2013-11 requires an entity to present an unrecognized tax benefit, or a portion of an unrecognized tax benefit, in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, with limited exceptions. ASU No. 2013-11 is effective for interim and annual periods beginning after December 15, 2013 and may be applied retrospectively. The adoption of the provisions of ASU No. 2013-11 is not expected to have a material impact on the company's financial position or results of operations.

In March 2013, the FASB issued Accounting Standards Update No. 2013-05, "Parent's Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity" ("ASU No. 2013-05"). ASU No. 2013-05 requires an entity that ceases to have a controlling financial interest in a subsidiary or group of assets within a foreign entity to release any related cumulative translation adjustment into net income. Accordingly, the cumulative translation adjustment should be released into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. ASU No. 2013-05 is effective for interim and annual periods beginning after December 15, 2013, with early adoption permitted and is to be applied prospectively. The adoption of the provisions of ASU No. 2013-05 is not expected to have a material impact on the company's financial position or results of operations.

In February 2013, the FASB issued Accounting Standards Update No. 2013-04, "Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date" ("ASU No. 2013-04"). ASU No. 2013-04 provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of the guidance is fixed at the reporting date, as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. In addition, ASU No. 2013-04 requires an entity to disclose the nature and amount of the obligation, as well as other information about the obligations. ASU No. 2013-04 is effective for interim and annual periods beginning after December 15, 2013 and is to be applied retrospectively. The adoption of the provisions of ASU No. 2013-04 is not expected to have a material impact on the company's financial position or results of operations.

F-11

REALBIZ MEDIA GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2013 and 2012

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements

Management does not believe that any other recently issued, but not effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred net losses of $ 3,764,089 and $ 963,220 for the years ended October 31, 2013 and 2012 respectively. At October 31, 2013, the Company had a working capital deficit of $ 374,319 , and an accumulated deficit of $ 10,379,759 . It is management’s opinion that these facts raise substantial doubt about the Company’s ability to continue as a going concern without additional debt or equity financing. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to meet its working capital needs through the next twelve months, the Company may consider plans to raise additional funds through the issuance of additional shares of common stock and or through the issuance of debt instruments. Although we intend to obtain additional financing to meet our cash needs, we may be unable to secure any additional financing on terms that are favorable or acceptable to us, if at all.

NOTE 4: NOTES RECEIVABLE

On August 23, 2013, the Company advanced $ 20,000 to a non-related third party and signed a 6 % promissory note with a maturity date of September 30, 2013 .   The entire principal amount plus $ 128 of accrued interest was received and the note fully satisfied on October 1, 2013.

NOTE 5: PROPERTY AND EQUIPMENT

During the year ended October 31, 2013, the Company recorded the purchase of $ 59,195 of computer equipment of which $ 42,149 was not placed in service as of the date of the audit report.   The remaining $ 17,046 of computer equipment is being depreciated using the straight line method over 3 year period and the Company has recorded $ 2,838 of depreciation expense for the year ended October 31, 2013.   The depreciable equipment has a weighted average remaining useful life of 2.5 years. There was no depreciation expense or asset impairment recorded for the year ended October 31, 2012.

NOTE 6: INTANGIBLE ASSETS

At October 31, 2013 and 2012, the Company’s intangible assets are as follows:

	October 31, 2013
	Remaining		Accumulated	Net Carrying
	Useful Life	Cost	Amortization	Value

Sales/Marketing Agreement	2.5 years	$4,796,178	$1,377,348	$3,418,830
Website development costs (not placed in service)		835,752	-0-	835,752
		$5,631,930	$1,377,348	$4,254,582

	October 31, 2012
	Remaining		Accumulated	Net Carrying
	Useful Life	Cost	Amortization	Value

Sales/Marketing Agreement	4.0 years	$4,796,178	$-0-	$4,796,178
		$4,796,178	$-0-	$4,796,178

F-12

REALBIZ MEDIA GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2013 and 2012

NOTE 6: INTANGIBLE ASSETS (continued)

On October 3, 2012, Next 1 Interactive, Inc. (“Next 1”) entered a securities exchange agreement and exercised the option purchase agreement to purchase 664.1 common shares of Real Biz Holdings, Inc. Next 1 applied $ 300,000 of cash, issued a Series D Preferred stock subscription agreement for 380,000 shares and agreed to a $ 50,000 thirty day (30) day post closing final buyout bringing the total value of the agreement to $ 2,250,000 .

Next 1 accounted for the acquisition utilizing the purchase method of accounting in accordance with ASC 805 "Business Combinations". Next 1 is the acquirer for accounting purposes and Real Biz Holdings, Inc. is the acquired Company. Accordingly, Next 1 applied push-down accounting and adjusted to fair value all of the assets and liabilities directly on the financial statements of the subsidiary, Real Biz Holdings, Inc.

On October 3, 2013, the Company recorded the issuance of 100,000 shares of common stock valued at $ 418,000  for the purchase of technology for the Company website.   The value of the common stock issued was based on the fair value of the stock at the time of issuance.

Intangible assets are amortized on a straight-line basis over their expected useful lives, estimated to be 4 years, except for the web site, which is 3 years. Amortization expense related to website development costs and intangible assets was $ 1,377,348 and $- 0 -, for the years ended October 31, 2013 and 2012, respectively.

NOTE 7: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

For the years ended October 31, 2013 and 2012, the Company’s accounts payable and accrued expenses are as follows:

	October 31,
	2013	2012
Trade payables and accruals	$685,742	$392,795
Payroll and commissions	352,266	413,416
Other liabilities	219,024	30,750
Total accounts payable and accrued liabilities	$1,257,032	$836,961

NOTE 8: DUE FROM/TO AFFILIATES

During the normal course of business, the Company receives advances for operating expenses from our parent Company, Next 1 Interactive, Inc. As of October 31, 2013 and 2012, the Company is due $ 4,199 and owes $ 835,729 , respectively as a result of such transactions.

NOTE 9: CONVERTIBLE NOTES PAYABLE

During the year end October 31, 2012, the Company assumed the debt of $ 615,264 which was owed to two minority shareholders holding approximately 1.6 % of the Company's shares at October 31, 2012.   On October 15, 2012, a note purchase agreement was executed between the two minority shareholders and a un-related third party investor dictating upon receipt of $ 60,500 the two minority shareholders would assign $ 605,000 of the debt to the un-related third party investor creating a new convertible promissory note valued at $605,000 with a conversion rate of $ 0.15 per share into the Company's common stock.

F-13

REALBIZ MEDIA GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2013 and 2012

NOTE 9: CONVERTIBLE NOTES PAYABLE (continued)

During the year end October 31, 2013:

•	the $60,500 was satisfied and the $605,000 promissory note replaced the original debt of $615,264, resulting in a gain on settlement of debt of $ 10,264 .

•	$ 440,000 of principal was assigned to various non-related third party investors and the Company issued non-interest bearing convertible promissory notes that are due on demand. The conversion feature of $ 0.15 of these notes was evaluated and determined that $ 440,000 should be allocated to the beneficial conversion feature ("BCF") and amortized as interest expense over the life of the note. The convertible promissory notes are due on demand, therefore $440,000 of the BCF was charged to interest expense for the year ended October 31, 2013.

•	various noteholders converted $ 325,000 of principal at a conversion rate of $ 0.15 per share and the Company issued 2,166,666 shares of its common stock and the remaining principal balance at October 31, 2013 is $ 280,000 .

NOTE 10: LOANS PAYABLE

As of October 31, 2012, as part of the Acknew Purchase Agreement, the remaining obligation to Acknew totaled 50,000.   This payment obligation of $ 50,000 was satisfied on March 22, 2013 and Acknew forgave $ 374,040 of the original debt resulting in a gain on settlement of debt.

On April 29, 2013, the Company received proceeds of $ 35,000 and signed a one year, 19 % promissory note with 12 monthly payments of $3,225.48 each. As of October 31, 2013 the remaining principal balance is $21,214.

During the year ended October 31, 2013:

•	the Company received $ 50,000 in proceeds from a non-related third party investor. The Company anticipates that this loan will be converted into either a debt or equity instrument. As of the date of this audit report its status has remained unchanged.

•	the Company incurred consulting fees in the amount of $120,000 which were recorded as loans from a non-related third party investor. The Company anticipates that this loan will be converted into either a debt or equity instrument. As of the date of this audit report its status has remained unchanged.

For the years ended October 31, 2013 and 2012, the Company’s loans payable is summarized follows:

	October 31,
	2013	2012

Acknew loans	$-0-	$50,000

Promissory note	21,214	-0-

Non-related third party investors	170,000	-0-

Total Loans payable	$191,214	$50,000

F-14

REALBIZ MEDIA GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2013 and 2012

NOTE 11: SHARE-BASED COMPENSATION

The Company recognizes compensation expense for stock option grants over the requisite service period for vesting of the award.

Stock Options consist of the following for the years ended October 31, 2013 and 2012, after taking into account a 200 for 1 reverse stock split:

Weighted
		Weighted		average
		average	Aggregate	remaining
	Number of	exercise	intrinsic	contractual
	options	price	value	term (years)

Outstanding at October 31, 2011	4,000	$50.00	$-	1.94
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-

Outstanding at October 31, 2012	4,000	50.00	-	0.94
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	(3,000)	50.00	-	-

Outstanding at October 31, 2013	1,000	$50.00	$-	1.00

The aggregate intrinsic value in the table above represents the difference between the closing stock price on October 31, 2013 and the exercise price, multiplied by the number of in-the-money options that would have been received by the option holders had all option holders exercised their options on October 31, 2013.  There were no options exercised during the years ended October 31, 2013 and 2012.

NOTE 12: SHAREHOLDERS’ EQUITY

As of October 31, 2013, the Company had 125,000,000 shares of common stock authorized with a par value of $ 0.001 , with another 125,000,000 authorized shares designated as common or preferred stock. On May 17, 2012, the Company effectuated a 1 for 200 reverse stock split for its common stock shares. Adjusted for the stock split, the Company has 125,000,000 shares of common stock authorized with a par value of $ 0.001 .

Common Stock

On October 9, 2012 the Company recapitalized by being acquired by a public company which resulted in a deemed issuance of 383,009 shares of common stock to the original shareholders of the public entity, a deemed issuance of 7,000,000 Preferred Series A voting shares to the original shareholders of the public entity, and a new issuance of 93,000,000 Preferred Series A voting shares. Total net liabilities of $ 977,575 were assumed in the recapitalization. As a result of push-down accounting applied in October 2012 (See Note 1) the Company originally recorded $ 5,016,506 of additional paid-in-capital.

During the year ended October 31, 2013, the Company:

•	issued 7,646,000 shares of its common stock along with 7,614,000 one year warrants with an exercise price between a $ 1.00 and $ 1.25 for cash proceeds of $ 3,826,000 .

•	issued 50,000 shares of its common stock upon execution of 50,000 outstanding warrants for cash proceeds of $ 50,000 .

•	received $ 13,500 in advance for subscription agreements totaling 27,000 shares of its common stock and as of October 31, 2013 the shares have not been issued.

•	issued 607,600 shares of its common stock along with 71,600 one year warrants with an exercise price of $ 1 for a total value of $ 646,030 for consulting fees rendered. The value of the common stock was issued was based on the fair value of the stock at the time of issuance. The value of the warrants was estimated at the time of grant using the Black-Scholes option pricing model with the following assumptions: risk free interest rate between 0.10 % and 0.14%, dividend yield of - 0 -%, volatility factor between 177.07 % and 353.06 % and expected life of one year.

F-15

REALBIZ MEDIA GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2013 and 2012

NOTE 12: SHAREHOLDERS’ EQUITY (continued)

Common Stock (continued)

•	issued 32,095,356 shares of its common stock and 690,232 one year warrants with an exercise price of $ 1 valued at $ 7,297,272 upon the conversion of the holders of convertible preferred shares and promissory notes held in its parent company Next 1 Interactive, Inc. The value of the warrants was estimated at the time of grant using the Black-Scholes option pricing model with the following assumptions: risk free interest rate between 0.10 % and 0.14%, dividend yield of - 0 -%, volatility factor between 315.81 % and 356.43 % and expected life of one year.

•	issued 5,990,238 shares of its common stock valued at $ 299,512 upon the conversion of 5,990,238 shares of the Company's Convertible Series A Preferred stock.

•	on October 3, 2013, the Company contracted with an unrelated entity and issued 100,000 shares of its common stock valued at $ 418,000 in website development costs. The value of the common stock was issued was based on the fair value of the stock at the time of issuance. Effective October 29, 2013, two shareholders of this entity became employees and executive officers of our Company.

•	issued 2,166,666 shares of its common stock valued at $ 325,000 upon complying with conversion requests of various non-related third party convertible promissory note holders.

•	evaluated the conversion feature of new issued convertible promissory note and recorded a $ 440,000 beneficial conversion feature.

Common Stock Warrants

The following table sets forth common share purchase warrants outstanding as of October 31, 2013:

	Warrants	Weighted Average Exercise Price	Intrinsic Value
Outstanding, October 31, 2012	-0-	$-0-	$-0-
Warrants granted	8,375,832	$1.04	$1.56
Warrants exercised/forfeited	(50,000)	$(1.00)	$(1.60)
Outstanding, October 31, 2013	8,325,832	$1.04	$1.56

Common stock issuable upon exercise of warrants	8,325,832	$1.04	$1.56

				Common Stock Issuable
	Common Stock Issuable Upon Exercise of			Upon Warrants
	Warrants Outstanding			Exercisable
Range of Exercise Prices Prices	Number Outstanding at October 31, 2013	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at October 31, 2013	Weighted Average Exercise Price
$1.00	6,917,832	0.78	$1.00	6,917,832	$1.00
$1.25	1,408,000	1.00	$1.25	1,408,000	$1.25
	8,325,832	0.82	$1.04	8,325,832	$1.04

F-16

REALBIZ MEDIA GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2013 and 2012

NOTE 12: SHAREHOLDERS’ EQUITY (continued)

Convertible Preferred Stock Series A

As of October 31, 2013, the Company had 94,009,762 shares of Convertible Preferred Stock Series A issued and outstanding respectively. The Preferred shares were issued pursuant to the recapitalization and share exchange (Note1). The preferred shares were issued at $.001 par, bear dividends at an annual rate of 10 % per annum payable on a quarterly basis when declared by the board of directors. Dividends accrue whether or not they have been declared by the board. At the election of the Company, Preferred Dividends may be converted into Series A Stock, with each converted share having a value equal to the Market Price per share, subject to adjustment for stock splits. In order to exercise such option, the Company delivers written notice to the holder. Each share of Series A Stock is convertible at the option of the holder thereof at any time into a number of shares of Common Stock determined by dividing the Stated Value by the Conversion Price then in effect. The initial conversion price for the Series A Stock is equal to $ 1.00 per share.

In the event of (a) the sale, conveyance, exchange, exclusive license, lease or other disposition of all or substantially all of the intellectual property or assets of the Company, (b) any acquisition of the Company by means of consolidation, stock exchange, stock sale, merger of other form of corporate reorganization of the Company with any other entity in which the Company’s stockholders prior to the consolidation or merger own less than a majority of the voting securities of the surviving entity, or (c) the winding up or dissolution of the Company, whether voluntary or involuntary (each such event in clause (a), (b) or (c) a “liquidation event”), the Board shall determine in good faith the amount legally available for distribution to stockholders after taking into account the distribution of assets among, or payment thereof over to, creditors of the Company (the “net assets available for distribution”). The holders of the Series A stock then outstanding shall be entitle to be paid out of the net assets available for Distribution (or the consideration received in such transaction) before any payment or distribution shall be made to the holders of any class of preferred stock ranking junior to the Series A Stock or to the Common Stock, an amount for each share of Series A Stock equal to all accrued and unpaid Preferred Dividends plus the Stated Value, as adjusted (the “Series A Liquidation Amount”).

Accrued but unpaid preferred stock dividends on the outstanding preferred shares as of October 31, 2013 and 2012 totaled $ 532,733 and $- 0 -, respectively and are included in accrued liabilities.

On February 27, 2013, the former CEO of Webdigs converted 5,990,238 Series A Preferred Stock into 5,990,238 shares of RealBiz Common Stock.

NOTE 13: RELATED PARTY TRANSACTIONS

The Company’s principal advertising agency/website developer was owed $ 615,264 at October 31, 2012. The two principals of this advertising company were at the time also minority stockholders in the Company, holding approximately 1.6 % of the Company’s outstanding common shares at October 31, 2012. This Note was subsequently sold to a non-related third party during fiscal 2013.

In connection with the closing of the Exchange Transaction on October 9, 2012, Messrs. Buntz and Wicker converted all of their outstanding notes, unpaid salary and all other obligations and liabilities to them owed by the Company into 5,990,238 and 1,016,400 shares of Series A Stock, respectively. The Preferred A Shares for Mr. Buntz were converted to 5,990,238 Common Shares on February 27, 2013.

During the year ended October 31, 2013, the Company paid $ 800 a month in rent for office space on behalf of an officer of the Company.

NOTE 14: INCOME TAXES

The Company accounts for income taxes taking into account deferred tax assets and liabilities which represent the future tax consequences of the differences between financial statement carrying amounts of assets and liabilities versus the tax basis of assets and liabilities. Under this method, deferred tax assets are recognized for deductible temporary differences, and operating loss and tax credit carryforwards. Deferred liabilities are recognized for taxable temporary differences. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The impact of tax rate changes on deferred tax assets and liabilities is recognized in the year the change is enacted.

The provision (benefit) for income taxes consists of the following for the years ended October 31:

	2013	2012

Current	$-	$-
Deferred	-	-

Provision for income taxes	$-	$-

The provision for income taxes varies from the statutory rate applied to the total loss as follows for the years ended October 31:

	2013	2012

Federal income tax benefit at statutory rate (35%)	$(1,317,431)	$(337,127)
State taxes, net of federal benefit	(170,483)	(43,626)
Effect of Canadian tax rates	66,704	89,687
Nondeductible expenses	978,453	3,171

Change in valuation allowance	442,757	287,895

Provision for income taxes	$-	$-

F-17

REALBIZ MEDIA GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2013 and 2012

NOTE 14: INCOME TAXES (continued)

Significant components of the Company’s estimated deferred tax balances at October 31, 2013 and 2012 consist of:

	2013	2012
Deferred tax assets (liabilities)
Net operating loss carryforwards (U.S.)	$281,009	$100,986
Net operating loss carryforwards (Canada)	567,626	423,882
Bad Debt	30,368	-0-
Accrued Salaries	116,024	27,402

Net deferred tax assets	995,027	552,270
Valuation allowance	(995,027)	(552,270)

Provision for income taxes	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences will become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The Company has recorded a full valuation allowance against its net deferred tax assets because it is not currently able to conclude that it is more likely than not that these assets will be realized. The amount of deferred tax assets considered to be realizable could be increased in the near term if estimates of future taxable income during the carryforward period are increased. The valuation allowance increased by $ 442,757 during the fiscal year ended October 31, 2013.

The Company has a total net operating loss carryforward of approximately $ 2,813,000 , of which approximately $ 711,000 relates to domestic entities and $ 2,102,000 relates to wholly owned Canadian subsidiaries. 2032. Under the Internal Revenue Code Section 382 (IRC 382) and the Canadian Tax Act, certain stock transactions which significantly change ownership, including the sale of stock to new investors, the exercise of options to purchase stock, or other transactions between shareholders could limit the amount of net operating loss carryforwards that may be utilized on an annual basis to offset taxable income in future periods.

NOTE 15: FAIR VALUE MEASUREMENT AND DISCLOSURE

The Company has adopted ASC 820, Fair Market Measurement and Disclosures including the application of the statement to non-recurring, non-financial assets and liabilities. The adoption of ASC 820 did not have a material impact on the Company’s fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Fair Value Measurements at October 31, 2011 and 2012 respectively using:

Description	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

Cash Equivalents	$36,408	$-	$-	$36,408
October 31, 2012	$36,408	$-	$-	$36,408

Cash Equivalents	$1,304,374	$-	$-	$1,304,374
October 31, 2013	$1,304,374	$-	$-	$1,304,374

F-18

REALBIZ MEDIA GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2013 and 2012

NOTE 16: SUBSEQUENT EVENTS

In May 2009, the FASB issued accounting guidance now codified as FASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASC Topic 855 is effective for interim or fiscal periods ending after June 15, 2009. Accordingly, the Company adopted the provisions of FASC Topic 855 on June 30, 2009. The Company evaluated subsequent events for the period after October 31, 2013, and has determined that all events requiring disclosure were made.

From November 2013 through February 2014, the Company:

•	issued 298,850 of common stock and 182,850 one (1) year warrants with an exercise price of $ 1.00 in exchange for services rendered valued at $ 656,967 . The value of the common stock issued was based on the fair value of the stock at the time of issuance. The value of the warrants was estimated at date of grant using Black-Scholes option pricing model with the following assumptions: risk free interest rate from 0.13 % to 0.14%, dividend yield of - 0 -%, volatility factor of 319.22 % to 326.53 % and expected life of 1 year.

•	received $ 100,000 in proceeds and issued 130,000 shares of common stock and 70,000 one (1) year warrants with an exercise price of $ 1.00 to $ 1.25 .

•	had warrant holders exercise 60,000 outstanding warrants and the issued 60,000 shares of its common stock, receiving $ 60,000 in proceeds.

F-19

REALBIZ MEDIA GROUP, INC.

CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTH PERIODS ENDED JANUARY 31, 2014 AND 2013

REALBIZ MEDIA GROUP, INC.

TABLE OF CONTENTS

PAGE

Consolidated Unaudited Financial Statements:

Consolidated Balance Sheets	F-1

Consolidated Unaudited Statements of Operations and Comprehensive Loss	F-2

Consolidated Unaudited Statements of Cash Flows	F-3

Notes to Consolidated Unaudited Financial Statements	F-4

3

RealBiz Media Group, Inc.
Consolidated Balance Sheets

	January 31,	October 31,
	2014	2013
	(Unaudited)

Assets
Current Assets
Cash	$166,327	$1,304,374
Accounts receivable, net of allowance for doubtful accounts	65,391	76,047
Prepaid expenses	127	272
Security deposits	323	345
Total current assets	232,168	1,381,038

Property and equipment, net	56,654	56,357
Website development costs and intangible assets, net	4,087,646	4,254,582
Due from affiliates	895,399	4,199

Total assets	$5,271,867	$5,696,176

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$1,317,537	$1,257,032
Deferred revenue	30,843	31,310
Convertible notes payable	280,000	280,000
Loans payable	182,407	191,214
Total current liabilities	1,810,787	1,759,556

Total liabilities	1,810,787	1,759,556

Stockholders' Equity
Series A convertible preferred stock, $.001 par value; 125,000,000 authorized and 94,009,762 shares issued and outstanding at January 31, 2014 and October 31, 2013, respectively	94,010	94,010
Common stock, $.001 par value; 125,000,000 authorized and 58,347,779 shares issued and outstanding at January 31,2014 and 49,039,511 shares issued and outstanding at October 31, 2013, respectively	58,348	49,040
Additional paid-in-capital	15,072,641	14,179,044
Subscription advances	-	13,500
Other comprehensive loss	186,314	(19,215)
Accumulated deficit	(11,950,233)	(10,379,759)
Total stockholders' equity	3,461,080	3,936,620
Total liabilities and stockholders' equity	$5,271,867	$5,696,176

The accompanying notes are an integral part of these consolidated unaudited financial statements

F-1

RealBiz Media Group, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	For the three months ended
	January 31,
	2014	2013

Revenues
Real estate advertising revenue	$246,054	$271,995

Cost of revenues	21,990	22,205

Gross profit	224,064	249,790

Operating expenses
Salaries and benefits	252,913	421,034
Selling and promotions expense	88,044	56,381
General and administrative	1,341,727	48,221
Total operating expenses	1,682,684	525,636

Operating loss	(1,458,620)	(275,846)

Other income (expense)
Interest expense	(870)	-
Exchange gain (loss)	7,512	(2,791)
Total other income (expense)	6,642	(2,791)

Net loss	$(1,451,978)	$(278,637)

Preferred Stock Dividend	(118,496)	(155,137)

Net loss attributable to common shareholders	$(1,570,474)	$(433,774)

Weighted average number of shares outstanding	54,473,194	383,651

Basic and diluted net loss per share	$(0.03)	$(1.13)

Comprehensive loss:
Unrealized gain on currency translation adjustment	205,529	1,466
Comprehensive loss	$(1,364,945)	$(432,308)

The accompanying notes are an integral part of these consolidated unaudited financial statements.

F-2

RealBiz Media Group, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	For the three months ended
	January 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(1,451,978)	$(278,637)
Adjustments to reconcile net loss to net cash from operating activities:
Other comprehensive income	205,529	1,466
Amortization and depreciation	346,098	-
Stock based compensation and consulting fees	649,404	-
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	10,656	(34,606)
Decrease in prepaid expenses	145	-
Decrease in security deposits	22	-
Decrease in accounts payable and accrued expenses	(57,991)	(89,202)
Decrease in due to affiliates	(891,199)	-
(Decrease) increase in deferred revenue	(467)	3,344
Net cash used in operating activities	(1,189,781)	(397,635)

Cash flows from investing activities:
Purchase of computer equipment	(2,058)	-
Payments towards website development costs	(177,401)	-
Net cash used in investing activities	(179,459)	-

Cash flows from financing activities:
Payments for loans payable	(8,807)	-
Proceeds from the sale of common stock and warrants	80,000	395,210
Proceeds from the exercise of outstanding warrants	160,000	-
Net cash provided by financing activities	231,193	395,210

Net decrease in cash	(1,138,047)	(2,425)

Cash at beginning of period	1,304,374	36,408

Cash at end of period	$166,327	$33,983

Supplemental disclosure:
Cash paid for interest	$870	$-

Supplemental disclosure of non-cash investing and financing activity:
Next 1 Interactive, Inc. Preferred Series B shares converted to common stock:
Value	$349,750	$-
Shares	7,895,000	-

Next 1 Interactive, Inc. Preferred Series D shares converted to common stock:
Value	$122,625	$-
Shares	817,418	-

Settlement of prior year advances for subscriptions of common stock:
Value	$13,500	$-
Shares	27,000	-
Warrants	9,000	-

The accompanying notes are an integral part of these consolidated unaudited financial statements.

F-3

REALBIZ MEDIA GROUP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1: NATURE OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business

We are engaged in the business of providing digital media and marketing services for the real estate industry.  We currently generate revenue from advertising, real estate broker commissions and referral fees.

Basis of Presentation

The unaudited interim consolidated financial information furnished herein reflects all adjustments, consisting only of normal recurring items, which in the opinion of management are necessary to fairly state RealBiz Media Group, Inc. and its subsidiaries’ (collectively, the “Company” or “we,” “us” or “our”) financial position, results of operations and cash flows for the dates and periods presented and to make such information not misleading. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to rules and regulations of the Securities and Exchange Commission (“SEC”); nevertheless, management of the Company believes that the disclosures herein are adequate to make the information presented not misleading.

These consolidated financial statements should be read in conjunction with the Company’s audited financial statements for the year ended October 31, 2013, contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 13, 2014. The results of operations for the three months ended January 31, 2014, are not necessarily indicative of results to be expected for any other interim period or the fiscal year ending October 31, 2014.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents.

Accounts Receivable

The Company provides its marketing and promotional services to agents or brokers via a web-based portal that allows for credit card payments. The Company recognizes accounts receivable for amounts uncollected from the credit card service provider at the end of the accounting period. The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company maintains reserves for potential credit losses, and such losses traditionally have been within its expectations.

Property and Equipment

All expenditures on the acquisition for property and equipment are recorded at cost and capitalized as incurred, provided the asset benefits the Company for a period of more than one year.  Expenditures on routine repairs and maintenance of property and equipment are charged directly to operating expense. The property and equipment is depreciated based upon its estimated useful life after being placed in service.  The estimated useful life of computer equipment is 3 years. When equipment is retired, sold or impaired, the resulting gain or loss is reflected in earnings. The Company incurred depreciation expense of $1,761 and $-0- for the three months ended January 31, 2014 and 2013, respectively.

Impairment of Long-Lived Assets

In accordance with Accounting Standards Codification 360-10, “Property, Plant and Equipment”, the Company periodically reviews its long- lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. As of January 31, 2014, the Company did not impair any long-lived assets

F-4

REALBIZ MEDIA GROUP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs”. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized and costs incurred in the day to day operation of the website are expensed as incurred.

Goodwill and Other Intangible Assets

In accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets, the Company assesses the impairment of identifiable intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance to historical or projected future operating results;

2.	Significant changes in the manner or use of the acquired assets or the strategy for the overall business; and

3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of an intangible may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flow, the Company records an impairment charge equal to the amount book value exceeds fair value. The Company measures fair value based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent to the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company did not consider it necessary to record an impairment charge on its intangible assets during the three months ended January 31, 2014 and 2013.

Intellectual properties that have finite useful lives are amortized over their useful lives. The Company incurred amortization expense of $344,337 and $-0- for the three months ended January 31, 2014 and 2013, respectively.

Convertible Debt Instruments

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the FASB Accounting Standards Codification. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to interest expense over the life of the debt.

Fair Value of Financial Instruments

The  Company adopted  ASC  topic  820,  “Fair  Value  Measurements and  Disclosures” (ASC  820),  formerly  SFAS  No. 157  “Fair  Value Measurements,” effective January 1, 2009. ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There was no impact relating to the adoption of ASC 820 to the Company’s consolidated financial statements.

ASC 820 also describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.
Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, accounts receivable, prepaid expenses, accounts payable, accrued liabilities and other current liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short- term nature. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities. The carrying amounts approximate fair value. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

F-5

REALBIZ MEDIA GROUP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company provides its marketing and promotional services to agents or brokers via a web-based portal that allows for credit card payments. Customers may pay a monthly recurring fee or an annual fee. Some customers additionally pay a one-time set up fee. Monthly recurring fees are recognized in the month the service is rendered. Collection of one-time set up fees and annual services fees give rise to recognized monthly revenue in the then-current month as well as deferred revenue liabilities representing the collected fee for services yet to be delivered.

Cost of Revenues

Cost of revenues includes costs attributable to services sold and delivered. These costs include such items as credit card fees, sales commission to business partners, expenses related to our participation in industry conferences, and public relations expenses.

Advertising Expense

Advertising costs are charged to expense as incurred and are included in selling and promotions expense in the accompanying unaudited consolidated financial statements. Advertising expense for the three months ended January 31, 2014 and 2013 was $25,880 and $21,153, respectively.

Share-Based Compensation

The Company computes share based payments in accordance with Accounting Standards Codification 718-10 “Compensation” (ASC 718-10). ASC 718-10 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services at fair value, focusing primarily on accounting for transactions in which an entity obtains employees services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of an entity’s equity instruments or that may be settled by the issuance of those equity instruments.

In March 2005, the SEC issued SAB No. 107, Share-Based Payment (“SAB 107”) which provides guidance regarding the interaction of ASC 718-10 and certain SEC rules and regulations. The Company has applied the provisions of SAB 107 in its adoption of ASC 718-10.

The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50, Equity Based Payments to Non-Employees.  The Company estimates the fair value of stock options by using the Black-Scholes option pricing model.

Foreign Currency and Other Comprehensive Income (Loss)

The functional currency of our foreign subsidiaries is typically the applicable local currency. The translation from the respective foreign currencies to United States Dollars (U.S. Dollar) is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for income statement accounts using a weighted average exchange rate during the period. Gains or losses resulting from such translation are included as a separate component of accumulated other comprehensive income. Gains or losses resulting from foreign currency transactions are included in foreign currency income or loss except for the effect of exchange rates on long-term inter-company transactions considered to be a long-term investment, which are accumulated and credited or charged to other comprehensive income.

Transaction gains and losses are recognized in our results of operations based on the difference between the foreign exchange rates on the transaction date and on the reporting date. We recognized net foreign exchange gain of $7,512 and a loss of $2,791 for three months ended January 31, 2014 and 2013, respectively. The foreign currency exchange gains and losses are included as a component of other (income) expense, net, in the accompanying Unaudited Consolidated Statements of Operations. For the three months ended January 31, 2014 and 2013, the accumulated comprehensive gain was $205,529 and $1,466, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

F-6

REALBIZ MEDIA GROUP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings Per Share

Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.

Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per common share is not presented because it is anti-dilutive. The Company’s common stock equivalents include the following:

January 31, 2014
Series A convertible preferred stock issued and outstanding	94,009,762
Warrants to purchase common stock issued, outstanding and exercisable	8,467,682
Stock options issued, outstanding and exercisable	1,000
Shares on convertible promissory notes	500,000
102,978,444

Concentrations, Risks and Uncertainties

The Company’s operations are related to the real estate industry and its prospects for success are tied indirectly to interest rates and the general housing and business climates in the United States.

 Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (the “FASB”) or other standards setting bodies that are adopted by us as of the specified effective dates. Unless otherwise discussed, we believe the impact of recently issued standards that are not yet effective will not have a material impact on our consolidated financial position, results of operations and cash flows upon adoption.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred net losses of $1,451,978 and $278,637 for the three months ended January 31, 2014 and 2013 respectively. At January 31, 2014, the Company had a working capital deficit of $1,578,619, and an accumulated deficit of $11,950,233. It is management’s opinion that these facts raise substantial doubt about the Company’s ability to continue as a going concern without additional debt or equity financing. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to meet its working capital needs through the next twelve months, the Company may consider plans to raise additional funds through the issuance of additional shares of common stock and or through the issuance of debt instruments. Although we intend to obtain additional financing to meet our cash needs, we may be unable to secure any additional financing on terms that are favorable or acceptable to us, if at all.

Note 4: Property and Equipment

During the three months ended January 31, 2014, the Company recorded the purchase of $2,058 of computer equipment which is being depreciated using the straight line method over 3 year period. The Company has recorded $1,761 and $-0- of depreciation expense for the three months ended January 31, 2014 and 2013, respectively.  The depreciable equipment has a weighted average remaining useful life of 2.3 years. There was no asset impairment recorded for the three months ended January 31, 2014 and 2013. As of January 31, 2014, $42,149 of previously purchased equipment has not be placed in service.

F-7

REALBIZ MEDIA GROUP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 5: INTANGIBLE ASSETS

At January 31, 2014, the Company’s intangible assets are as follows:

	January 31, 2014
	Remaining		Accumulated	Net Carrying
	Useful Life	Cost	Amortization	Value

Sales/Marketing Agreement	2.2 years	$4,796,178	$1,721,685	$3,074,493
Website development costs (not placed in service)		1,013,153	-0-	1,013,153
		$5,809,331	$1,721,685	$4,087,646

During the three months ended January 31, 2014, the Company incurred expenditures of $177,401 for website development costs which have not yet been placed in service.  Intangible assets are amortized on a straight-line basis over their expected useful lives, estimated to be 4 years, except for the website, which is 3 years. Amortization expense related to website development costs (in service) and intangible assets was $344,377 and $-0-, for three months ended January 31, 2014 and 2013, respectively.

NOTE 6: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

At January 31, 2014, the Company’s accounts payable and accrued expenses are as follows:
January 31, 2014
Trade payables and accruals	$130,778
Accrued preferred stock dividends	642,391
Payroll and commissions	460,108
Other liabilities	84,260
Total accounts payable and accrued expenses	$1,317,537

NOTE 7: DUE FROM/TO AFFILIATES

During the normal course of business, the Company receives and/ or makes advances for operating expenses from our parent Company, Next 1 Interactive, Inc. As of January 31, 2014, the Company is due $895,399 as a result of such transactions.

NOTE 8: CONVERTIBLE NOTES PAYABLE

During the three months ended January 31, 2014, the Company incurred no activity and the remaining principal balance as of January 31, 2014 is $280,000.  The conversion rate of the payable on demand note(s) is $0.15 per share.

NOTE 9: LOANS PAYABLE

During the three months ended January 31, 2014, the Company made $8,807 in principal payments and incurred $870 in interest expense for the promissory note.  There was no activity for the three months ended January 31, 2014 for the non-related third party investors.

The Company’s loans payable is summarized follows:

January 31, 2014
Promissory note	$12,407
Non-related third party investors	170,000
Total Loans payable	$182,407

F-8

REALBIZ MEDIA GROUP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 10: SHAREHOLDERS’ EQUITY

The Company has 250,000,000 shares authorized and has designated 125,000,000 shares for common stock at $.001 par value; 100,000,000 shares for Series A preferred stock at $.001 par value and the remaining 25,000,000 is available to be designated as either common or preferred stock.

Common Stock

During the three months ended January 31, 2014, the Company:

•	issued 110,000 shares of its common stock along with 110,000 one year warrants with an exercise price between a $1.00 and $1.25 for cash proceeds of $80,000.

•	issued 160,000 shares of its common stock upon exercise of 160,000 outstanding warrants for cash proceeds of $160,000.

•
issued 27,000 shares of its common stock along with 9,000 one year warrants with an exercise price $1.00 as settlement of $13,500 of proceeds received in advance for prior fiscal year subscription agreements.

•
issued 298,850 shares of its common stock along with 182,850 one year warrants with an exercise price of $1 for a total value of $649,405 for consulting fees rendered.  The value of the common stock issued was based on the fair value of the stock at the time of issuance.  The value of the warrants was estimated at the time of grant using the Black-Scholes option pricing model with the following assumptions: risk free interest rate between 0.10% and 0.14%, dividend yield of -0-%, volatility factor between 319.22% and 326.53% and expected life of one year.

•	issued 8,712,418 shares of its common stock valued at $517,375 upon the conversion of the holders of convertible preferred shares held in its parent company Next 1 Interactive, Inc.

Common Stock Warrants

At January 31, 2014, there were 8,467,682 warrants outstanding with a weighted average exercise price of $1.04 and weighted average life of .57 years.  During the three months ended January 31, 2014, the Company granted 301,850 warrants, 160,000 were exercised and 10,000 were assigned.

Convertible Preferred Stock Series A

As of January 31, 2014, the Company had 94,009,762 shares of Convertible Preferred Stock Series A issued and outstanding respectively. The preferred shares were issued at $.001 par, bear dividends at a rate of 10% per annum payable on a quarterly basis when declared by the board of directors. Dividends accrue whether or not they have been declared by the board. At the election of the Company, Preferred Dividends may be converted into Series A Stock, with each converted share having a value equal to the market price per share, subject to adjustment for stock splits. In order to exercise such option, the Company delivers written notice to the holder. Each share of Series A Stock is convertible at the option of the holder thereof at any time into a number of shares of Common Stock determined by dividing the Stated Value by the Conversion Price then in effect. The conversion price for the Series A Stock is equal to $1.00 per share.

In the event of (a) the sale, conveyance, exchange, exclusive license, lease or other disposition of all or substantially all of the intellectual property or assets of the Company, (b) any acquisition of the Company by means of consolidation, stock exchange, stock sale, merger of other form of corporate reorganization of the Company with any other entity in which the Company's stockholders prior to the consolidation or merger own less than a majority of the voting securities of the surviving entity, or (c) the winding up or dissolution of the Company, whether voluntary or involuntary (each such event in clause (a), (b) or (c) a "liquidation event"), the Board shall determine in good faith the amount legally available for distribution to stockholders after taking into account the distribution of assets among, or payment thereof over to, creditors of the Company (the "net assets available for distribution"). The holders of the Series A stock then outstanding shall be entitled to be paid out of the net assets available for Distribution (or the consideration received in such transaction) before any payment or distribution shall be made to the holders of any class of preferred stock ranking junior to the Series A Stock or to the Common Stock, an amount for each share of Series A Stock equal to all accrued and unpaid Preferred Dividends plus the Stated Value, as adjusted (the "Series A Liquidation Amount").

Accrued but unpaid preferred stock dividends on the outstanding preferred shares as of January 31, 2014 totaled $642,691 and are included in accrued expenses.

NOTE 11: RELATED PARTY TRANSACTIONS

During the three months ended January 31, 2014, the Company paid $800 a month in rent for office space on behalf of an officer of the Company.

F-9

REALBIZ MEDIA GROUP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 12: SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to January 31, 2014 to the date these financial statements were issued, and on February 24, 2014, our Parent Company, Next 1 Interactive, Inc. (“Next 1”) entered into a note amendment with a convertible promissory note holder which, among other things: extended the maturity date of various notes held by the noteholder until December 1, 2015, sets the conversion price at a fixed $0.50 per share and permits Next 1 to force a conversion of the notes into its common stock under certain circumstances.  As part of this agreement, the Company issued 12,000,000 common stock warrants at an exercise price of $0.50 per share.

F-10

16,657,671 SHARES OF COMMON STOCK

REALBIZ MEDIA GROUP, INC.

PROSPECTUS

March 17, 2014

Neither we nor the Selling Stockholders have authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares of common stock underlying the Warrants by the selling security holders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee	$4,000
Accounting fees and expenses	5,000
Legal fees and expenses	15,000
Printing and related expenses	3,000
Transfer agent fees and expenses	5,000
Miscellaneous	-
Total	$32,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our amended and restated certificate of incorporation provides for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us, within the meaning of the Securities Act, against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following information sets forth certain information with respect to all securities which we have sold during the last three years.  We did not pay any commissions in connection with any of these sales.

Issuance of Securities Upon Exchange Transaction

For sales of unregistered securities made by the Company in the Exchange Transaction (i.e., the issuance of an aggregate of 100,000,000 shares of Series A Stock, including the issuance of an aggregate of 7,000,000 shares of Series A Stock to our Chief Executive Officer and former Chief Financial Officers, Messrs. Buntz and Wicker), we relied on the exemption from registration provided under Sections 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) on the basis that there were only three recipients of such shares and they were either accredited investors or took the shares as a result of a private negotiation with restrictions placed on all such shares limiting future transfers except in accordance with the Securities Act. In consideration of the share issuance to Messrs. Buntz and Wicker, those individuals relinquished their right to payment of approximately (i) in the case of Mr. Buntz, $246,835 in principal amount of loans earlier made to the Company, together with related accrued but unpaid interest thereon of approximately $106,663, and accrued but unpaid salary in the amount of $48,000, and (ii) in the case of Mr. Wicker, accrued but unpaid salary in the amount of approximately $53,536.

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Issuances by Company Prior to Exchange Transaction (Webdigs, Inc.)

On April 3, 2012, a convertible note of $30,000 plus accrued interest of $6,624 was converted into 3,662,400 shares of common stock at a conversion price of $0.01 per share. The issuance was not a public offering as defined in Regulation S promulgated under the Securities Act of 1933, because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering.  promulgated under the Securities Act and  Each investor represented, among other things, that he or she was not a “U.S. person,” as that term is defined in Rule 902(k) of Regulation S, that he or she was outside the United States when receiving and executing their subscription agreement, that their principal address is outside the United States, that they have no present intention of becoming a resident of (or moving their principal place of business to) the United States and that the shares were being acquired solely for their own account and not for the account or the benefit of a U.S. Person.

In March 2012, the Company sold the “Webdigs” domain, technology and certain trademarks to Fiontrai II, LLC for $15,000. In connection with this transaction, the obtained a royalty agreement with Fiontrai II pursuant to which Webdigs will be owed royalties from Fiontrai upon Fiontrai’s licensing to third parties of the technology purchased from the Company. The Company subsequently sold its royalty rights to Robert A. Buntz, Jr., its Chief Executive Officer and a director and significant shareholder, in exchange for a $5,000 principal reduction in an earlier loan Mr. Buntz had made to the Company to furnish working capital.

On March 11, 2011, the Company’s Board of Directors granted the Company’s then-Chief Financial Officer, Edward Wicker, the right to convert up to $96,384 of accrued salary into shares of the Company’s common stock at a price of $2.00 per share (on a post-split basis). On March 11, 2011, the Chief Financial Officer exercised this right and converted $96,384 of his accrued but unpaid compensation owed to him by the Company, acquiring 48,192 common shares.

On March 15, 2011, the Company’s then-Chairman and Chief Executive Officer, Robert A. Buntz, Jr., exercised his right to convert into common shares a $300,000 in principal amount of the convertible promissory note of the Company at a price of $2.00 per share (on a post-split basis) resulting in the issuance of an additional 150,000 common shares.

In May 2010, the Company granted 500 shares of treasury stock to an employee as compensation. The shares were valued at $4,000 ($8.00 per share).

For these issuances of common stock, unless otherwise stated we relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act and, in those instances where the issuances were made to affiliates or accredited investors, upon Rule 506 promulgated thereunder. In that regard, we relied on Rule 506 based on the fact that the investors who purchased these securities qualified as an “accredited investors” under Rule 501 of the Securities Act. In all cases, investors had knowledge and experience in financial and business matters such that they were capable of evaluating the risks of the investment. The securities offered and sold in the transactions were not registered under the Securities Act and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Issuance of Securities After the Exchange Transaction

Set forth below is information regarding securities sold by us during the three months ended January 31, 2014 that were not registered under the Securities Act:

•	Issued 110,000 shares of our common stock along with 110,000 one year warrants with an exercise price between a $1.00 and $1.25 for cash proceeds of $80,000.

•	Issued 160,000 shares of our common stock upon exercise of 160,000 outstanding warrants for cash proceeds of $160,000.

•	Issued 27,000 shares of our common stock along with 9,000 one year warrants with an exercise price $1.00 as settlement of $13,500 of proceeds received in advance for prior fiscal year subscription agreements.

•	Issued 298,850 shares of our common stock along with 182,850 one year warrants with an exercise price of $1 for a total value of $649,405 for consulting fees rendered. The value of the common stock issued was based on the fair value of the stock at the time of issuance.

•	Issued 8,712,418 shares of our common stock valued at $517,375 upon the conversion of the holders of convertible preferred shares held in its parent company Next 1 Interactive, Inc.

Set forth below is information regarding securities sold by us during the year ended October 31, 2013 that were not registered under the Securities Act.

•	Issued 7,646,000 shares of our common stock along with 7,609,000 one year warrants with an exercise price of $1 for cash proceeds of $3,826,000.

•	Issued 607,600 shares of its common stock along with 133,018 one year warrants with an exercise price of $1 for a total value of $646,030 for consulting fees rendered. The value of the common stock was issued was based on the fair value of the stock at the time of issuance.

•	Issued 32,095,356 shares of its common valued at $6,741,012 upon the conversion of the holders of convertible preferred shares and promissory notes held in its parent company Next 1 Interactive, Inc.

•	Issued 2,166,660 shares of its common stock valued at $0.15 per share upon the conversion of notes in the aggregate principal amount of $325,000. These shares were issued in reliance upon the exemption provided under Section 3(a)(9) of the Securities Act of 1933

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• Issued 5,990,238 shares of its common stock valued at $299,512 upon the conversion of 5,990,238 shares of the Company's Series A Preferred stock. These shares were issued in reliance upon the exemption provided under Section 3(a)(9) of the Securities Act of 1933

Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder), as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions.

ITEM 16. EXHIBITS

3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 10-12b filed with the Securities and Exchange Commission on June 20, 2008)

3.2	Amendment to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 of the Registrant’s Form 10-12b filed with the Securities and Exchange Commission on June 20, 2008)

3.3	Bylaws. (Incorporated by reference to Exhibit 3.3 of the Registrant’s Form 10-12b filed with the Securities and Exchange Commission on June 20, 2008)

3.4	Certificate of Ownership (Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on October 15, 2012)

3.5	Certificate of Designations for Series A Convertible Preferred Stock(Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 23, 2013)

4.1	Certificate of Designations for Next 1 Series B Convertible Preferred Stock(Incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 23, 2013)

4.2	Certificate of Designations for Next 1 Series C Convertible Preferred Stock(Incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 23, 2013)

4.3	Certificate of Designations for Next 1 Series D Convertible Preferred Stock(Incorporated by reference to Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 23, 2013)

10.1	Employment Agreement with Deborah Linden(Incorporated by reference to Exhibit 10.1 of the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2014)*(21)

10.2	Employment Agreement with Patrick Scheltgen (Incorporated by reference to Exhibit 10.2 of the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2014)*(2)

10.3	Employment Agreement with Mark Lemon(Incorporated by reference to Exhibit 10.3 of the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2014)*(2)

5.1	Legal Opinion of Gracin & Marlow, LLP (1)

21	List of Subsidiaries (Incorporated by reference to Exhibit 10.21 of the Registrant’s Annual Report on Form 10-K filed February 13, 2014.)

23.1	Consent of Independent Registered Accounting Firm (1)

23.2	Consent of Gracin & Marlow, LLP(included in Exhibit 5.1)(1)

24	Power of Attorney (2)

(1)	Filed herewith.

(2)	Previously filed with the Securities and Exchange Commission on December 13, 2013

* Management contract or compensatory plan or arrangement required to be identified pursuant to Item 15(a)(3) of this report

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ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, pursuant to the provisions described under Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by it is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

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(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

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(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Request for Acceleration of Effective Date

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weston, State of Florida, February , 2014.

REALBIZ MEDIA GROUP, INC.

By:	/s/ William Kerby
William Kerby
Chief Executive Officer and Director
(Principal Executive Officer)
Date: March 17, 2014

By:	/s/ Adam Friedman
Adam Friedman
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)
Date: March 17, 2014

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Pursuant to the requirements of the Securities Act 1933, this Amendment No 1 has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

	By:	/s/ William Kerby
Date: March 17, 2014	William Kerby
Chief Executive Officer and Chairman
(Principal Executive Officer)

	By:	/s/ Adam Friedman
Date: March 17, 2014	Adam Friedman
Chief Financial Officer
(Principal Financial Officer)

Date: March 17, 2014	By:	/s/ Don Monaco*
Don Monacao
Director

Date: March 17, 2014	By:	/s/ Doug Checkeris*
Doug Checkeris
Director

Date: March 17, 2014	By:	/s/ Deb Linden*
Deb Linden
Director

Date: March 17, 2014	By:	/s/ Robert Buntz*
Robert Buntz
Director

Date: March 17, 2014	By:	/s/ Keith White*
Keith White
Director

*By	/s/ Adam Friedman
as attorney- in –fact

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